                                CREDIT AGREEMENT

                                      among

                        THE OFFICIAL INFORMATION COMPANY
                                   as Borrower

                         THE LENDERS IDENTIFIED HEREIN,

                                       AND

                           FIRST UNION NATIONAL BANK,
                             as Administrative Agent


         Dated as of October 9, 1997 and amended as of __________, 2001



                          FIRST UNION SECURITIES, INC.,
                        as Lead Arranger and Book Manager

                            BNY CAPITAL MARKETS, INC.
                               as Co-Lead Arranger

                                TABLE OF CONTENTS


SECTION 1.        DEFINITIONS.....................................................................................1
         1.1      Defined Terms...................................................................................1
         1.2      Other Definitional Provisions..................................................................23
         1.3      Accounting Terms...............................................................................23
SECTION 2.        THE LOANS; AMOUNT AND TERMS....................................................................24
         2.1      Revolving Loans................................................................................24
         2.2      Letter of Credit Subfacility...................................................................26
         2.3      Conversion Options.............................................................................29
         2.4      Minimum Principal Amount of Tranches...........................................................30
         2.5      Default Rate and Payment Dates.................................................................30
         2.6      Reductions in Revolving Commitments and Prepayments............................................31
         2.8      Computation of Interest and Fees...............................................................33
         2.9      Pro Rata Treatment and Payments................................................................34
         2.10     Non-Receipt of Funds by the Administrative Agent...............................................35
         2.11     Inability to Determine Interest Rate...........................................................36
         2.12     Illegality.....................................................................................36
         2.13     Requirements of Law............................................................................37
         2.14     Indemnity......................................................................................38
         2.15     Taxes..........................................................................................39
         2.16     Replacement of Agent...........................................................................41
         2.17     Indemnification; Nature of Issuing Lender's Duties.............................................42
SECTION 3.        REPRESENTATIONS AND WARRANTIES.................................................................43
         3.1      Financial Condition............................................................................43
         3.2      No Change......................................................................................43
         3.3      Existence; Compliance with Law.................................................................43
         3.4      Power; Authorization; Enforceable Obligations..................................................44
         3.5      No Legal Bar; No Default.......................................................................44
         3.6      No Material Litigation.........................................................................44
         3.7      Investment Company Act.........................................................................45
         3.8      Federal Regulations............................................................................45
         3.9      ERISA..........................................................................................45
         3.10     Environmental Matters..........................................................................45
         3.11     Purpose of Loan................................................................................46
         3.12     Subsidiaries...................................................................................46
         3.13     Intellectual Property Rights...................................................................47
         3.14     No Burdensome Restrictions.....................................................................48
         3.15     Taxes..........................................................................................48
         3.16     [Intentionally Omitted]........................................................................48
         3.17     No Interest in Real Estate.....................................................................48
         3.18     [intentionally omitted]........................................................................48
         3.19     Unrestricted Subsidiaries......................................................................48



                                       i


SECTION 4.        CONDITIONS PRECEDENT...........................................................................48
         4.1      Conditions to Amendment Effective Date.........................................................48
         4.2      Conditions to All Extensions of Credit.........................................................51
SECTION 5.  AFFIRMATIVE COVENANTS................................................................................52
         5.1      Financial Statements...........................................................................52
         5.2      Certificates; Other Information................................................................53
         5.3      Payment of Obligations.........................................................................54
         5.4      Conduct of Business and Maintenance of Existence...............................................54
         5.5      Maintenance of Property; Insurance.............................................................54
         5.6      Inspection of Property; Books and Records; Discussions.........................................54
         5.7      Notices........................................................................................55
         5.8      Environmental Laws.............................................................................56
         5.9      Financial Covenants............................................................................56
         5.10     Covenants Regarding Patents, Trademarks and Copyrights.........................................57
         5.11     Lender Fee, Etc................................................................................58
         5.12     Subsidiaries...................................................................................58
         5.13     Subsequently Acquired Real Property............................................................59
SECTION 6.  NEGATIVE COVENANTS...................................................................................59
         6.1      Indebtedness...................................................................................59
         6.2      Liens..........................................................................................60
         6.3      Guaranty Obligations...........................................................................60
         6.4      Lines of Business..............................................................................61
         6.5      Consolidation, Merger, Sale or Purchase of Assets, etc.........................................61
         6.6      Advances, Investments and Loans................................................................62
         6.7      Transactions with Affiliates...................................................................62
         6.8      Ownership of Subsidiaries......................................................................63
         6.9      Fiscal Year....................................................................................63
         6.10     [intentionally left blank].....................................................................63
         6.11     Prepayments of Indebtedness, etc...............................................................63
         6.12     Restricted Payments............................................................................64
         6.13     Organizational Documents; Subordinated Debt Documents; LLC Preferred Stock.....................64
         6.14     [intentionally omitted]........................................................................64
         6.15     Unrestricted Subsidiaries......................................................................64
SECTION 7.  EVENTS OF DEFAULT....................................................................................65
SECTION 8.  THE ADMINISTRATIVE AGENT.............................................................................68
         8.1      Appointment....................................................................................68
         8.2      Delegation of Duties...........................................................................69
         8.3      Exculpatory Provisions.........................................................................69
         8.4      Reliance by Administrative Agent...............................................................69
         8.5      Notice of Default..............................................................................70
         8.6      Non-Reliance on Administrative Agent and Other Lenders.........................................70
         8.7      Indemnification................................................................................71
         8.8      Administrative Agent in Its Individual Capacity................................................71
         8.9      Successor Administrative Agent.................................................................71


                                       ii


SECTION 9.  MISCELLANEOUS........................................................................................72
         9.1      Amendments, Waivers and Release of Collateral..................................................72
         9.2      Notices........................................................................................73
         9.3      No Waiver; Cumulative Remedies.................................................................74
         9.4      Survival of Representations and Warranties.....................................................74
         9.5      Payment of Expenses and Taxes..................................................................74
         9.6      Successors and Assigns; Participations; Purchasing Lenders.....................................75
         9.7      Adjustments; Set-off...........................................................................78
         9.8      Table of Contents and Section Headings.........................................................79
         9.9      Counterparts...................................................................................79
         9.10     Severability...................................................................................79
         9.11     Integration....................................................................................79
         9.12     Governing Law; Waivers of Jury Trial...........................................................79
         9.13     Arbitration; Consent to Jurisdiction and Service of Process....................................80
         9.14     Confidentiality................................................................................81
         9.15     Acknowledgments................................................................................81
         9.16     Effectiveness; Binding Effect..................................................................82

SCHEDULES

Schedule 1.1C              Unrestricted Subsidiaries
Schedule 2.1               Lenders' Commitments
Schedule 2.1(b)(i)         Form of Notice of Borrowing
Schedule 2.1(b)(iii)       Form of Notice of Account Designation
Schedule 2.1(e)            Form of Revolving Note
Schedule 2.3               Form of Notice of Conversion
Schedule 2.15              Form of Tax Certificate
Schedule 3.6               Material Litigation
Schedule 3.12              Subsidiaries
Schedule 3.13              Intellectual Property
Schedule 3.15              Taxes
Schedule 3.17              Real Estate
Schedule 4.1(d)            Form of Secretary's Certificate
Schedule 4.1(f)(i)         Form of Compliance Certificate
Schedule 4.1(f)(ii)        Form of Solvency Certificate
Schedule 4.1(h)            Capital and Ownership Structure
Schedule 6.1(b)            Existing Indebtedness
Schedule 6.8               Form of Joinder Agreement
Schedule 9.2               Lending Offices
Schedule 9.6(c)            Form of Commitment Transfer Supplement

                                CREDIT AGREEMENT


         CREDIT AGREEMENT, dated as of October 9, 1997 and amended as of __________, 2001 (the "Amendment Effective Date"), among THE OFFICIAL INFORMATION COMPANY (formerly known as T/SF COMMUNICATIONS CORPORATION), a Delaware corporation (hereinafter the "Borrower"), the several banks, financial institutions and other investors from time to time parties to this Agreement (the "Lenders"), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Agent" or the "Administrative Agent").

                              W I T N E S S E T H:


         WHEREAS, the Borrower, First Union National Bank, as Administrative Agent and certain lenders party thereto entered into that certain Credit Agreement (the "Existing Credit Agreement") dated as of October 9, 1997, whereby the Borrower was provided a credit facility in an amount up to $25,000,000 as more particularly described therein;

         WHEREAS, the Borrower wishes to amend and restate the terms and conditions of the Existing Credit Agreement in order to, among other things, increase the amount of the credit facility as set forth below;

         WHEREAS, the Lenders have agreed to amend the terms and conditions of the Existing Credit Agreement as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


         SECTION 1. DEFINITIONS

         1.1      Defined Terms.

         As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

                  "Adjusted EBITDA": of any Person for any period, EBITDA for such period ("Unadjusted EBITDA") plus (i) if such Person made any acquisition permitted by Section 6.5(b) during such period, EBITDA generated from such acquired businesses ("Acquired EBITDA") as if such acquisitions occurred at the beginning of the applicable period except to the extent such Acquired EBITDA has already been included in the calculation of Unadjusted EBITDA for such period, minus (ii) if such Person has sold or otherwise divested any information or publishing or information or publishing related businesses or business trade show/exposition or business trade show/exposition related businesses during such period, EBITDA generated from such sold or divested information or publishing or information or publishing related businesses as if such sales or divestitures occurred at the beginning of the applicable period.

                  "Affiliate": as to any Person, any other Person (excluding any Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Aggregate Revolving Committed Amount": the aggregate amount of all of the Revolving Committed Amounts in effect from time to time, as reduced from time to time as provided in Section 2.6.

                  "Agreement": this Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

                  "Amendment Effective Date": has the meaning set forth in the first paragraph of this Agreement.

                  "Applicable Interest Rate Percentage": for any day, the rate per annum set forth below opposite the applicable Total Leverage Ratio then in effect, it being understood that the Applicable Interest Rate Percentage for (i) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (ii) LIBOR Rate Loans shall be the percentage set forth under the column "LIBOR Rate Margin", and (iii) the Letter of Credit Fee shall be the percentage set forth under the column "Letter of Credit Fee":

        ---------------------------------------------------------------------------------------------------------
           Level                 Total Leverage                   Base Rate       LIBOR Rate          Letter of
                                      Ratio                         Margin           Margin            Credit Fee
        ---------------------------------------------------------------------------------------------------------
              I    equal to or greater than 5.0                      1.75%            3.00%               3.00%
        ---------------------------------------------------------------------------------------------------------
             II  equal to or greater than 4.5 but less than 5.0      1.50%            2.75%               2.75%
        ---------------------------------------------------------------------------------------------------------
            III  equal to or greater than 4.0 but less than 4.5      1.25%            2.50%               2.50%
        ---------------------------------------------------------------------------------------------------------
             IV             less than 4.0                            1.00%            2.25%               2.25%
        ---------------------------------------------------------------------------------------------------------

         The Applicable Interest Rate Percentage shall, in each case, be determined and adjusted quarterly on the date five (5) Business Days after the date of delivery of the quarterly compliance certificate and financial information provided in accordance with Sections 5.1(b) and 5.2(b) (each an "Interest Determination Date"). Such Applicable Interest Rate Percentage shall be effective from such Interest Determination Date until the next such Interest Determination Date. If the Borrower shall fail to provide its quarterly compliance certificate and financial information provided in accordance with Sections 5.1(b) and 5.2(b), the Applicable Interest Rate Percentage shall be determined based on

         Level I until such time as the Borrower shall have delivered its quarterly compliance certificate and financial information as provided herein.

         In addition, after the Amendment Effective Date, the Applicable Interest Rate Percentage shall be redetermined and adjusted in connection with any Permitted Acquisition hereunder. On the date five
         (5) Business Days after the date on which the Permitted Acquisition has occurred, based on the Total Leverage Ratio determined on a pro forma basis after giving effect to such Permitted Acquisition (as certified in writing by the Borrower in connection therewith), the Applicable Interest Rate Percentage shall be adjusted based on the then-applicable Level derived from such pro forma calculation. Such Applicable Interest Rate Percentage shall be effective from such date (the "Permitted Acquisition Date") until the next Interest Determination Date or Permitted Acquisition Date, as the case may be.

                  "Asset Disposition": means any sale, lease, transfer or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by the Borrower or any Restricted Subsidiary subsequent to the Closing Date of any asset (including stock or other equity interests in any Restricted Subsidiary), including without limitation any sale leaseback transaction (whether or not involving a Capital Lease), but excluding Specified Sales.

                  "Authorized Signatory": such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower from time to time to execute documents, agreements and instruments on the Borrower's behalf.

                  "Bankruptcy Code": the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Base Rate": for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean, at any time, the rate of interest per annum publicly announced from time to time by First Union at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

                  "Base Rate Loans": Revolving Loans that bear interest at an interest rate based on the Base Rate.

                  "Borrower": as defined in the first paragraph of this Agreement.

                  "Borrowing Date": in respect of any Revolving Loan, the date such Revolving Loan is made.

                  "Business": as defined in subsection 3.10(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan, the term "Business Day" shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

                  "Capital Expenditures": all expenditures which in accordance with GAAP would be classified as capital expenditures, including without limitation, Capital Lease Obligations; but excluding for purposes hereof the aggregate amount of Capital Expenditures financed directly with the proceeds of capital contributions and identified in the Borrower's compliance certificate provided in accordance with the provisions of Section 5.2(b).

                  "Capital Lease": any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

                  "Capital Lease Obligations": the capitalized lease obligations relating to a Capital Lease determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests (including partnership and limited liability company interests) in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition ("Government Obligations"), (ii) U.S. dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $250,000,000 or (z) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 364 days from the date of acquisition, (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (iv) repurchase agreements with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (v) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (vi) auction preferred stock rated in the highest short-term credit rating category by S&P or Moody's and (vii) U.S. dollar denominated time and demand deposit accounts or money market accounts with those domestic banks meeting the requirements of item (y) or (z) of clause (ii) above and any other domestic commercial banks insured by the FDIC with an aggregate balance not to exceed $100,000 in the aggregate at any time at any such bank.

                  "Cash Tax Liabilities": the cash tax liability for income taxes paid by the Borrower or any Restricted Subsidiary or required to be distributed to members or stockholders of the Borrower or any Restricted Subsidiary.

                  "Closing Date": October 9, 1997.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitments": the Revolving Commitment and the LOC Commitment, individually or collectively, as appropriate.

                  "Commitment Fee": such term as defined in Section 2.7.

                  "Commitment Period": the period from and including the Closing Date to but not including the Termination Date.

                  "Commitment Transfer Supplement": a Commitment Transfer Supplement, substantially in the form of Schedule 9.6(c).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "Consolidated Adjusted EBITDA": Adjusted EBITDA of the Borrower and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis; provided, however, Adjusted EBITDA of any Non-Guarantor Restricted Subsidiary shall be reduced by an amount equal to such Adjusted EBITDA multiplied by the percentage ownership interests of any minority stockholders in such Non-Guarantor Restricted Subsidiary.

                  "Consolidated Capital Expenditures": Capital Expenditures of the Borrower and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Cash Tax Liabilities": Cash Tax Liabilities of the Borrower and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Fixed Charges": at any date, the sum of (i) Consolidated Interest Expense for the four (4) consecutive quarters ending as of the date of computation plus (ii) the amount, if positive, equal to the aggregate principal amount of Revolving Loans outstanding on the first day of the period of four (4) consecutive quarters ending as of the date of computation minus the Aggregate Revolving Committed Amount existing on the date of computation (exclusive, for purposes hereof, of any voluntary reductions in the Revolving Commitments pursuant to Section 2.6(a) or any mandatory reduction on account of any Asset Disposition pursuant to Section 2.6(b)(ii)), plus (iii) payments of principal made on all Indebtedness of the Borrower and the Restricted Subsidiaries (other than payments on the Revolving Loans) during the four (4) consecutive quarters ending as of the date of computation plus (iv) Consolidated Capital Expenditures made or incurred during the four (4) consecutive quarters ending as of the date of computation other than with the proceeds from equity contributions made during such period, plus (v) Commitment Fees paid during the period of four (4) consecutive quarters ending as of the date of computation, plus (vi) Consolidated Cash Tax Liabilities paid or distributed during the period of four (4) consecutive quarters ending as of the date of computation, net of tax refunds during that period.

                  "Consolidated Interest Expense": Interest Expense of the Borrower and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Senior Funded Debt: Senior Funded Debt of the Borrower and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                  "Consolidated Total Funded Debt": Total Funded Debt of the Borrower and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any material agreement, instrument or undertaking to which such Person is a party or by which it or any of its material property is bound.

                  "Copyrights": (i) all copyrights in all works, now existing or hereafter created or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in Schedule 3.13 to the Agreement, and (ii) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.13 to the Agreement.

                  "Credit Documents": this Agreement, each of the Revolving Notes, any Letter of Credit, the LOC Documents, the Guaranty, any Commitment Transfer Supplement and the Security Documents.

                  "Credit Parties": means, collectively, the Borrower, VS&A-T/SF, Fir Tree and the Guarantors.

                  "Debt Issuance" means the issuance of any Indebtedness for borrowed money by the Borrower.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

                  "Defaulting Lender": at any time, any Lender that, at such time (a) has failed to make a Revolving Loan required pursuant to the terms of this Agreement, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Agreement, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Lending Office": initially, the office of each Lender designated as such Lender's Domestic Lending Office shown on
         Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Base Rate Loans of such Lender are to be made.

                  "EBITDA": of any Person for any period, net income for such period, plus (i) Interest Expense to the extent deducted in determining such net income, plus (ii) depreciation, amortization and all other non-cash charges deducted in determining such net income, all determined in accordance with GAAP consistently applied, minus (iii) extraordinary income (including, for purposes hereof, gain from the sale of assets in the ordinary course of business, such as obsolete equipment), plus (iv) extraordinary expenses (including, for purposes hereof, loss from the sale of the assets in the ordinary course of business, such as obsolete equipment), plus (v) income taxes to the extent deducted to determine net income; provided, however, so long as such calculations are acceptable to the Agent, in its reasonable discretion, with respect to ExpoEvent Services, a division of ExpoExchange, LLC ("ExpoEvent"), (i) EBITDA attributable to ExpoEvent ("ExpoEvent EBITDA") for the four fiscal quarter period ending as of March 31, 2001 shall be based on ExpoEvent EBITDA for the one fiscal-quarter period then ended multiplied by 4, (ii) EBITDA attributable to ExpoEvent for the four fiscal quarter period ending as of June 30, 2001 shall be based on ExpoEvent EBITDA for the two fiscal-quarter period then ended multiplied by 2 and (iii) EBITDA attributable to ExpoEvent for the four fiscal quarter period ending as of ending as of September 30, 2001 shall be based on ExpoEvent EBITDA for the three fiscal-quarter period then ended multiplied by 1.33.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirement of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

                  "Equity Issuance" means any issuance by the Borrower to any Person which is not a Credit Party of (a) any shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or (c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Reserve Percentage": for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

                  "Event of Default": any of the events specified in Section 7; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

                  "Extension of Credit" shall mean, as to any Lender, the making of a Revolving Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Federal Funds Effective Rate": as defined in the definition of "Base Rate".

                  "Fee Letter": the letter agreement dated as of February 1, 2001 between the Borrower and First Union.

                  "Fir Tree" means Fir Tree Value Fund L.P. and Fir Tree Institutional Value Fund L.P.

                  "First Union": First Union National Bank, a national banking association.

                  "Fixed Charge Coverage Ratio": at the end of any fiscal quarter of the Borrower, the ratio of Consolidated Adjusted EBITDA (computed for the four fiscal quarterly periods then ending) plus Cash Equivalents in excess of $1,000,000 owned by the Borrower and the Restricted Subsidiaries as of the first day of the four fiscal quarterly periods then ending to Consolidated Fixed Charges (computed for the four fiscal quarterly periods then ending).

                  "GAAP": generally accepted accounting principles in effect in the United States of America applied on a consistent basis, subject, however, in the case of determination of compliance with the financial covenants set out in Section 5.9 to the provisions of Section 1.3.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": (i) each of the wholly owned Restricted Subsidiaries of the Borrower existing as of the Closing Date, (ii) each of the LLCs and (iii) any Subsidiary of the Borrower or any LLC acquired or formed to acquire assets in connection with any Permitted Acquisition.

                  "Guaranty": the Guaranty Agreement to be executed and delivered by the Guarantors in favor of the Administrative Agent relating to the Revolving Loans and obligations owing under this Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Holdings LLC": TOIC Holdings, LLC.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and other normal accrued liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Capital Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof (other than liabilities securing carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual statutory Liens arising in the ordinary course of business), (f) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (g) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements (other than supply agreements and other similar arrangements entered into in the ordinary course of business), (h) all Guarantee Obligations of such Person, (i) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, and (j) the maximum amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed). For purposes of this Agreement, Indebtedness shall not include any Indebtedness owing by the Borrower to any of the Guarantors or by any Guarantor to the Borrower or by any Guarantor to any other Guarantor or any contingent obligation in respect thereof. It is understood and agreed that the amount of any Indebtedness described in clause (e) shall be the lower of the amount of the obligation or the fair market value of the collateral securing such obligation, and the amount of any obligation described in clause (i) shall be the termination payments that would be required to be paid to a counterparty upon early termination (in accordance with customary industry standards) rather than any notional amount with regard to which payments may be calculated.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intellectual Property": such term as defined in Section 3.13.

                  "Interest Coverage Ratio": at the end of any fiscal quarter of the Borrower, the ratio of Consolidated Adjusted EBITDA (computed for the four fiscal quarters then ending) to Consolidated Interest Expense for the four consecutive quarters ending as of the date of computation.

                  "Interest Expense": for any Person for any period, the sum of all interest expense, including amortization of debt discount and premium and the interest component under Capital Leases for such Person but excluding the amortization of debt financing expenses; provided that there shall be added to and included in Interest Expense for purposes hereof the net amount payable (other than amounts payable in respect of up-front or one-time fees, which shall be excluded from Interest Expense) by such Person in respect of any Interest Protection Agreement and Interest Expense shall be reduced by the net amount receivable by such Person under any Interest Protection Agreement in respect of such period.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any LIBOR Rate Loan having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any LIBOR Rate Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any LIBOR Rate Loan,

                                    (i) initially, the period commencing on the
                  Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the notice of borrowing or notice of conversion given with respect thereto; and

                                    (ii) thereafter, each period commencing on
                  the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that the foregoing provisions are subject to the following:

                                    (A) if any Interest Period pertaining to a
                  LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                                    (B) any Interest Period pertaining to a
                  LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                                    (C) if the Borrower shall fail to give
                  notice as provided above, the Borrower shall be deemed to have selected a Base Rate Loan to replace the affected LIBOR Rate Loan as provided in Section 2.3(b);

                                    (D) any Interest Period in respect of any
                  Revolving Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                                    (E) no more than 6 LIBOR Rate Loans may be
                  in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.

                  "Interest Protection Agreement": any interest rate protection agreement or interest rate future, option, cap, collar or other hedging arrangement.

                  "Issuing Lender":  First Union.

                  "Letter of Credit": any letter of credit issued by the Issuing Lender pursuant to the terms hereof, as such Letter of Credit may be amended, modified, extended, renewed or replaced from time to time.

                  "Letter of Credit Fee": shall have the meaning set forth in
         Section 2.7(b).

                   "LIBOR": for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the display designated as page 3750 by Dow Jones Telerate, Inc. (or such other page as may replace such page on that service for the purpose of displaying the British Bankers Association London interbank offered rates) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR" shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%). If, for any reason, neither of such rates is available, then "LIBOR" shall mean the rate per annum at which, as determined by the Administrative Agent, Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. (London time), two (2) Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected.

                  "LIBOR Lending Office": initially, the office of each Lender designated as such Lender's LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative

         Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

                  "LIBOR Rate": a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

                  LIBOR Rate =              LIBOR
                                    -------------
                                    1.00 - Eurodollar Reserve Percentage

                  "LIBOR Rate Loan": Revolving Loans the rate of interest applicable to which is based on the LIBOR Rate.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease having substantially the same economic effect as any of the foregoing).

                  "LLC Preferred Stock": means the preferred interest of Holdings LLC held in its entirety by the Borrower.

                  "LLCs":  Holdings LLC and the Operating LLCs.

                  "LOC Commitment": the commitment of the Issuing Lender to issue Letters of Credit and, with respect to each Lender, the commitment of such Lender to purchase participation interests in the Letters of Credit up to such Lender's LOC Commitment Percentage of the LOC Committed Amount as specified in Schedule 2.1, as such amount may be modified from time to time in accordance with the provisions hereof.

                  "LOC Commitment Percentage": for each Lender, the percentage identified as its LOC Commitment Percentage on Schedule 2.1, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c).

                  "LOC Committed Amount": collectively, the aggregate amount of all of the LOC Commitments of the Lenders to issue and participate in Letters of Credit as referenced in Section 2.4, as such amount may be modified from time to time in accordance with the provisions hereof and, individually, the amount of each Lender's LOC Commitment as specified in Schedule 2.1.

                  "LOC Documents": with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents

         (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

                  "LOC Obligations": at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Majority Lenders": Lenders holding in the aggregate more than 66 2/3% of the sum of (i) all Revolving Loans and LOC Obligations then outstanding at such time and (ii) the aggregate unused Revolving Commitment at such time (treating for purposes hereof in the case of LOC Obligations, in the case of the Issuing Lender, only the portion of the LOC Obligations of the Issuing Lender which is not subject to the Participation Interests of the other Lenders, and in the case of the Lenders other than the Issuing Lender, the Participation Interests of such Lenders in LOC Obligations hereunder as direct obligations); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Majority Lenders those Revolving Loans owing to such Defaulting Lender and such Defaulting Lender's Revolving Commitment and LOC Commitment, or after termination of the Revolving Commitment and the LOC Commitment, the principal balance of the Revolving Loans and Letters of Credit owing to such Defaulting Lender.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and the Guarantors taken as a whole, exclusive of events or occurrences affecting the economy generally, (b) the ability of the Borrower and the Guarantors to perform their obligations, when such obligations are required to be performed, under this Agreement or any of the Revolving Notes or (c) the validity or enforceability of this Agreement, any of the Revolving Notes or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Moody's": Moody's Investors Service, Inc.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Sales Proceeds": the gross cash proceeds (including cash by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from the sale, lease, conveyance, disposition or other transfer of assets or from a Recovery Event (if and to the extent not used to repair or replace the property which was the subject of the Recovery Event), net of (i) reasonable transactions costs payable to third parties, (ii) the estimated taxes payable with respect to such proceeds (based upon the highest marginal federal and state tax rates), whether payable by the Borrower or a Guarantor or its stockholders or direct or indirect members (including, without duplication, withholding taxes), (iii) Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement and the other Credit Documents) which is secured by, or otherwise related to, the assets which are the subject of such event to the extent such Indebtedness is paid with a portion of the proceeds therefrom, (iv) proceeds needed to pay liabilities directly related to the assets which are the subject of such event to the extent such liabilities are not assumed by a purchaser of the assets and are paid with a portion of the proceeds received from the disposition of such assets and (v) other costs which may occur as a result of, and are reasonably associated with, discontinuing operations, shut-downs or otherwise resulting from, the disposition of such assets; provided, however, Net Sales Proceeds relating to any assets of a Non-Guarantor Restricted Subsidiary or the stock of a Non-Guarantor Restricted Subsidiary shall be reduced by an amount equal to such Net Sales Proceeds multiplied by the percentage ownership interests of any minority stockholder in such Non-Guarantor Restricted Subsidiary.

                  "Non-Guarantor Restricted Subsidiary": any non-wholly owned Restricted Subsidiary of the Borrower.

                  "Notice of Account Designation": shall have the meaning assigned thereto in Section 2.1(b)(iii).

                  "Notice of Borrowing": the written notice of borrowing as referenced and defined in Section 2.1(b)(i).

                  "Notice of Conversion": the written notice of extension or conversion as referenced and defined in Section 2.3.

                  "Operating LLCs": I.T.S. Information Services, LLC, Expo Magazine, LLC, GEM Communications Holdings, LLC, Atwood Publishing, LLC, Gem Communications, LLC, and ExpoExchange, LLC.

                  "Participant": as defined in subsection 9.6(b).

                  "Participation Interest" shall mean a participation interest purchased by a Lender in Letters of Credit as provided in Section 2.2.

                  "Patents": (i) all letters patent of the United States or any other country, now existing or hereafter arising, and all improvement patents, reissues, reexaminations, patents of additions, renewals and extensions thereof, including, without limitation, any thereof referred to in Schedule 3.13 to the Agreement, and (ii) all applications for letters patent of the United States or any other country, now existing or hereafter arising, and all provisionals, divisions, continuations and continuations-in-part and substitutes thereof, including, without limitation, any thereof referred to in Schedule 3.13 to the Agreement.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Acquisition" as defined in Section 6.5(b)(ii).

                  "Permitted Investments" means (i) cash and Cash Equivalents,
         (ii) receivables owing to the Borrower or any of the Restricted Subsidiaries or any receivables and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms,
         (iii) investments in and to the Borrower or any of the Restricted Subsidiaries; provided, however, the sum of (A) the aggregate amount of such equity investments made to Non-Guarantor Restricted Subsidiaries plus (B) the aggregate outstanding amount of Indebtedness incurred by Non-Guarantor Restricted Subsidiaries pursuant to Section 6.1(c) plus
         (C) the aggregate amount of all sales, transfers, leases or other dispositions of property or assets to Non-Guarantor Restricted Subsidiaries pursuant to Section 6.5(a)(iii) shall not exceed $5,000,000 at any time, (iv) investments in entities in which there is only an minority ownership interest position provided the aggregate amount of such investments shall not exceed $2,000,000 at any time, (v) loans and advances to officers, directors, employees and Affiliates in an aggregate amount not to exceed $500,000 at any time outstanding, (v) investments (including debt obligations, stock, securities or other property) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business, and (vi) investments, acquisitions or transactions permitted under Section 6.5(b). As used herein, "investment" means all investments, in cash or by delivery of property made, directly or indirectly in, to or from any Person, whether by acquisition of shares of capital stock or partnership interest or other equity interest, property, assets, indebtedness or other obligations or securities or by loan advance, capital contribution or otherwise.

                  "Permitted Liens":

                           (i) Liens created by or otherwise existing under or
                  in connection with this Agreement or the other Credit Documents in favor of the Lenders;

                           (ii) Liens in favor of a Lender hereunder as the
                  provider of interest rate protection relating to the Revolving Loans hereunder, but only (A) to the extent such Liens secure obligations under such interest rate protection agreements permitted under Section 6.1, (B) to the extent such Liens are on the same collateral as to which the Lenders also have a Lien (or shall have been offered the opportunity to have a Lien in such collateral) and (C) if such provider and the Lenders shall share pari passu in the collateral subject to such Liens;

                           (iii) Liens for taxes, assessments, charges or other
                  governmental levies not yet due or as to which the period of grace (not to exceed 60 days), if any, related thereto has not expired or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or any of the Guarantors, as the case may be, in conformity with GAAP (or, in the case of the Guarantors with significant operations outside of the United States of America, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

                           (iv) carriers', warehousemen's, mechanics',
                  materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                           (v) pledges or deposits in connection with workers'
                  compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                           (vi) deposits to secure the performance of bids,
                  trade contracts, (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

                           (vii) Liens in connection with attachments or
                  judgments (including judgment or appeal bonds), provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 60 days after the expiration of any such stay;

                           (viii) easements, rights-of-way, restrictions
                  (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered property for its intended purpose;

                           (ix) leases or subleases of real property granted to
                  others not interfering in any material respect with the business of the Borrower or any of the Guarantors;

                           (x) purchase money Liens securing purchase money
                  indebtedness (and refinancing thereof) to the extent such indebtedness is permitted under Section 6.1(f);

                           (xi)  Liens on Unrestricted Margin Stock;

                           (xii) any extension, renewal or replacement (or
                  successive extensions, renewals or replacements) , in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at any particular time, any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to
         be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreements": (i) the Pledge Agreement(s) to be executed and delivered by VS&A-T/SF and FirTree as pledgors, pledging all of the capital stock of the Borrower now or hereafter owned by such pledgors, as such Pledge Agreement(s) are amended, supplemented or otherwise modified from time to time, (ii) the Pledge Agreement(s) to be executed and delivered by VS&A-T/SF and FirTree as pledgors, pledging 100% of the common interests of Holdings LLC, as such Pledge Agreement(s) are amended, supplemented or otherwise modified from time to time, (iii) the Pledge Agreement to be executed and delivered by the Borrower as pledgor, pledging the LLC Preferred Stock and all of the capital stock of each of the Subsidiaries of the Borrower now or hereafter owned by the Borrower, as such Pledge Agreement is amended, supplemented or otherwise modified from time to time, and (iv) the Pledge Agreement to be executed and delivered by Holdings LLC as pledgor, pledging 100% of the interests owned by Holdings LLC of each of the Subsidiaries of Holdings LLC, as such Pledge Agreement is amended, supplemented or otherwise modified from time to time and (v) the Pledge Agreement to be executed and delivered by the Subsidiaries of the Borrower, as pledgors, pledging 100% of the interests owned by such Subsidiaries of each of the other Subsidiaries of the Borrower, as such Pledge Agreement is amended, supplemented, restated or otherwise modified from time to time.

                  "Prime Rate": as defined in the definition of Base Rate.

                  "Properties": as defined in subsection 3.10(a).

                  "Purchasing Lenders": as defined in subsection 9.6(c).

                  "Recovery Event": the receipt by the Borrower or any of the Guarantors of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any property or assets of the Borrower or any of the Guarantors.

                  "Register": as defined in subsection 9.6(d).

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .11, .12, .13, .14, .16, .18, .19 or .20 of PBGC Reg.ss.4043.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws, partnership agreement, operating agreement or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its material property is subject.

                  "Restricted Payment": (i) any payment by the Borrower or any of the Restricted Subsidiaries of a payment, distribution or dividend (other than a dividend or distribution payable solely in stock or equity interest of the Borrower) on, or any payment on account of the purchase, redemption, defeasance or retirement of, or any other distribution on, any partnership interest, limited liability company interest, share of any class of stock or other ownership interest in the Borrower or any of the Restricted Subsidiaries (including any such payment or distribution in cash or in property or obligations of a Borrower or any of the Restricted Subsidiaries), (ii) any loan or advance by the Borrower or any of the Restricted Subsidiaries to any Affiliate of the Borrower or any of the Restricted Subsidiaries other than as permitted by Sections 6.6 or 6.7, or (iii) the payment by the Borrower or any of the Restricted Subsidiaries of any management or administrative fee to any Affiliate of the Borrower or any of the Restricted Subsidiaries or of any salary, bonus or other form of compensation other than in the ordinary course of business to any Person who is a significant partner, shareholder, member, owner or executive officer of any such Affiliate other than as permitted by
         Section 6.7.

                  "Restricted Subsidiaries": all Subsidiaries of the Borrower other than Unrestricted Subsidiaries. "Restricted Subsidiaries" includes the LLCs.

                  "Revolving Commitment": as to any Lender, the obligation of such Lender to make Revolving Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.1, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                 "Revolving Commitment Percentage": for each Lender, a fraction (expressed as a percentage) the numerator of which is the Revolving Commitment of such Lender at such time and the denominator of which is the aggregate Revolving Commitment at such time. The initial Revolving Commitment Percentages are set out on Schedule 2.1.

                 "Revolving Committed Amount": collectively, the aggregate amount of all of the Revolving Commitments as referenced in Section 2.1(a) and, individually, the amount of each Lender's Revolving Commitment as specified in Schedule 2.1.

                 "Revolving Loans": as defined in Section 2.1.

                 "Revolving Note" or "Revolving Notes": the promissory notes of the Borrower in favor of each of the Lenders evidencing the Revolving Loans provided pursuant to Section 2.1(e), individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time.

                 "S&P": Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc.

                 "Security Agreement: the Security Agreement to be executed and delivered on behalf of the Borrower and the Guarantors by authorized signatories, as amended, supplemented or otherwise modified from time to time.

                 "Security Documents": collectively, the Security Agreement, the Pledge Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and obligations of the Borrower and the Guarantors hereunder and under any of the other Credit Documents, including UCC financing statements and other similar instruments.

                 "Senior Funded Debt": Total Funded Debt less Subordinated Debt.

                 "Senior Leverage Ratio": at any time, the ratio of Consolidated Senior Funded Debt at such time less Cash Equivalents in excess of $1,000,000 owned by the Borrower and the Restricted Subsidiaries as of the last day of the twelve month period then ending to Consolidated Adjusted EBITDA for the twelve month period then ending.

                 "Single Employer Plan": any Plan which is not a Multi-Employer Plan.

                 "Specified Sales" means (i) the sale, transfer, lease or other disposition of inventory and materials in the ordinary course of business, (ii) the sale, transfer, lease or other disposition of machinery, parts and equipment in the ordinary course of business,
         (iii) the sale, transfer or other disposition of Permitted Investments,
         (iv) the sale, transfer
         or other disposition of articles in the ordinary course of business or the granting of permission for reprints in the ordinary course of business and (v) the sale, lease or disposition of space and related property and assets in the ordinary course of business.

                  "Subordinated Debt": means the indebtedness of up to $100,000,000 which is on terms satisfactory to the Agent and which has been subordinated to the repayment of the indebtedness hereunder on terms satisfactory to the Agent.

                  "Subordinated Debt Documents": means any and all documents now or hereafter executed in connection with the Subordinated Debt.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, the LLCs shall be Subsidiaries of the Borrower and all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Taxes": as defined in subsection 2.15.

                  "Termination Date": the earlier of (a) September 30, 2004 or
         (b) the date on which the Revolving Commitments shall terminate in accordance with the provisions of this Agreement.

                  "Total Funded Debt": of any Person at any date, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person under Capital Leases, (c) all Guarantee Obligations of such Person, and (d) the maximum amount of all letters of credit issued or bankers' acceptances created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent not theretofore reimbursed).

                  "Total Leverage Ratio": at any time, the ratio of Consolidated Total Funded Debt at such time less Cash Equivalents in excess of $1,000,000 owned by the Borrower and the Restricted Subsidiaries as of the last day of the twelve month period then ending to Consolidated Adjusted EBITDA for the twelve month period then ending.

                  "Trademarks": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, service marks, logos and other source or business identifiers, together with the goodwill of the business symbolized by said marks, names, logos and identifiers now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, including, without limitation, any thereof referred to in
         Schedule 3.13 to the Agreement, and (ii) all renewals thereof including, without limitation, any thereof referred to in Schedule 3.13 to the Agreement.

                  "Tranche": the collective reference to LIBOR Rate Loans whose Interest Periods begin and end on the same day. A Tranche may sometimes be referred to as a "Eurodollar Tranche".

                  "Transfer Effective Date": as defined in each Commitment Transfer Supplement.

                  "2.15 Certificate": as defined in Section 2.15.

                  "Type": as to any Loan, its nature as a Base Rate Loan or LIBOR Rate Loan, as the case may be.

                  "Unrestricted Margin Stock": means the capital stock of the Borrower which has been repurchased by the Borrower as of the Closing Date which constitutes "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect), if, and to the extent that the value of such margin stock exceeds 25% of the total assets of the Borrower and the Guarantors and their respective Subsidiaries.

                  "Unrestricted Subsidiaries": the Subsidiaries of the Borrower set forth in Schedule 1.1C.

                  "VS&A-TS/F": VS&A-T/SF LLC, a Delaware limited liability company.

         1.2      Other Definitional Provisions.

                  (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.

                  (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         1.3      Accounting Terms.

         Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent reviewed or audited (as the case may
be) financial statements of the Borrower delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.9 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Majority Lenders wish to amend Section 5.9 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Lenders.

         The Borrower shall deliver to the Administrative Agent and each Lender at the same time as the delivery of any annual or quarterly financial statements given in accordance with the provisions of Section 5.1, (i) a description in reasonable detail of any material change in the application of accounting principles employed in the preparation of such financial statements from those applied in the most recently preceding quarterly or annual financial statements as to which no objection shall have been made in accordance with the provisions above and (ii) a reasonable estimate of the effect on the financial statements on account of such changes in application.


         SECTION 2. THE LOANS; AMOUNT AND TERMS

         2.1      Revolving Loans.

                  (a) Revolving Commitment. During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Loans") to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender's share of outstanding Revolving Loans plus such Lender's LOC Commitment Percentage of LOC Obligations shall not exceed such Lender's Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the sum of the aggregate amount of outstanding Revolving Loans plus LOC Obligations shall not exceed FORTY MILLION DOLLARS ($40,000,000) (as such aggregate maximum amount may be reduced from time to time as provided herein, the "Revolving Committed Amount"). Revolving Loans may consist of Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Base Rate Loans at its Domestic Lending Office.

                  (b)      Revolving Loan Borrowings.

                                    (i) Notice of Borrowing. The Borrower shall
                  request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative

                  Agent not later than 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a "Notice of Borrowing") is attached as Schedule 2.1(b)(i). If the Borrower shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender's share thereof.

                                    (ii) Minimum Amounts. Each Revolving Loan
                  borrowing shall be in a minimum aggregate amount of $1,000,000, in the case of Base Rate Loans, and integral multiples of $100,000 in excess thereof, and $1,000,000, in the case of LIBOR Rate Loans and integral multiples of $100,000 in excess thereof (or the remaining amount of the Revolving Commitment, if less).

                                    (iii) Advances. Each Lender will make its
                  Revolving Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Schedule 9.2, or at such other office as the Administrative Agent may designate in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to this Section 2.1 in immediately available funds by crediting such proceeds to a deposit account of the Borrower maintained with the Administrative Agent or by wire transfer to any other account of the Borrower in each such case as may be specified by the Borrower from time to time in a written notice in the form attached hereto as Schedule 2.1(b)(iii) (a "Notice of Account Designation"). Unless otherwise specified by the Borrower, the Notice of Account Designation most recently provided to the Administrative Agent shall control.

                  (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Termination Date.

                  (d) Interest. Subject to the provisions of Section 2.5, Revolving Loans shall bear interest as follows:

                                    (i) Base Rate Loans. During such periods as
                  Revolving Loans shall be comprised of Base Rate Loans, each such Base Rate Loan shall bear interest at a per annum rate equal to the sum of the Base Rate plus the Applicable Interest Rate Percentage; and

                                    (ii) LIBOR Rate Loans. During such periods
                  as Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Interest Rate Percentage.

         Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.

                  (e) Revolving Notes. The Revolving Loans shall be evidenced by a duly executed promissory note of the Borrower to each Lender in substantially the form of Schedule 2.1(e). Each Lender is hereby authorized to record the date, Type and amount of each Revolving Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Rate Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that neither the failure to make, nor any error in the making of, any such recordation shall limit or otherwise affect the obligation of the Borrower hereunder or under such Revolving Note with respect to any Revolving Loan and payments of principal or interest on such Revolving Note. Each Revolving Note shall be dated the Closing Date and provide for the payment of interest in accordance with subsection 2.1(d).

         2.2      Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, during the Commitment Period the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed FIVE MILLION DOLLARS ($5,000,000) (the "LOC Committed Amount"), (ii) the sum of the aggregate amount of Revolving Loans plus LOC Obligations shall not at any time exceed the aggregate Revolving Committed Amount then in effect, (iii) all Letters of Credit shall be denominated in Dollars and (iv) Letters of Credit shall be issued for any lawful corporate purposes and may be issued as standby letters of credit, including in connection with workers' compensation and other insurance programs, and trade letters of credit. Except as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the date of extension; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the fifth day before the Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000. There will be no more than ten (10) Letters of Credit outstanding at any time.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Lender at least five
         (5) Business Days prior to the requested date of issuance. The Issuing Lender will promptly upon request provide to the Administrative Agent for dissemination to the Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to any Lender promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to any Lender promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

                  (c) Participations. Each Lender upon issuance of a Letter of Credit shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its LOC Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus three percent (3%). Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such request until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of such request, the Federal Funds Effective Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the

         Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing comprised entirely of Base Rate Loans (each such borrowing, a "Mandatory Borrowing") shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7) pro rata based on each Lender's respective Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) the amount of Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in
         Section 4.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory Borrowing, or (vi) any reduction in the Revolving Committed Amount after any such Letter of Credit may have been drawn upon; provided, however, that in the event any such Mandatory Borrowing should be less than the minimum amount for borrowings of Revolving Loans otherwise provided in Section 2.1(b)(ii), the Borrower shall pay to the Administrative Agent for its own account an administrative fee of $500. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding unreimbursed drawings under Letters of Credit; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest from such day payable to the Issuing Lender upon demand, at the rate equal to, if paid within two (2) Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (g) Uniform Customs and Practices. The Issuing Lender shall have the Letters of Credit be subject to the Uniform Customs and Practice for Documentary Credits, as published by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

         2.3      Conversion Options.

                  (a) The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Rate Loans, by giving the Administrative Agent at least three Business Days' prior irrevocable written notice of such election and elect from time to time to convert LIBOR Rate Loans to Base Rate Loans, by giving the Administrative Agent at least one Business Day's prior irrevocable written notice of such election. A form of Notice of Conversion is attached as Schedule 2.3. If the date upon which a Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Revolving Loan shall bear interest as if it were a Base Rate Loan. All or any part of outstanding LIBOR Rate Loans and Base Rate Loans may be converted as provided herein, provided that (i) a Revolving Loan may be converted into a LIBOR Rate Loan only if no Event of Default has occurred and is continuing, (ii) partial conversions into a LIBOR Rate Loan shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and (iii) partial conversions into a Base Rate Loan shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof.

                  (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in subsection 2.3(a); provided, that a LIBOR Rate Loan may be continued as such only if no Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period with respect thereto. Where the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or where continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Base Rate Loans at the end of the applicable Interest Period with respect thereto.

         2.4      Minimum Principal Amount of Tranches.

         All borrowings, payments and prepayments in respect of Revolving Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans comprising any Tranche shall not be less than $1,000,000, in the case of Base Rate Loans, and integral multiples in excess of $500,000 in excess thereof, and $1,000,000, in the case of LIBOR Rate Loans, and integral multiples of $100,000 in excess thereof.

         2.5      Default Rate and Payment Dates.

                  (a) If all or a portion of the principal amount of any Revolving Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of
         Section 2.3 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Revolving Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.

                  (b) If all or a portion of (i) the principal amount of any Revolving Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is in the case of overdue principal, the rate that would otherwise be applicable thereto plus 2% or in the case of overdue interest, fees or other amounts, the Base Rate plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (c) Interest on each Revolving Loan shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

         2.6      Reductions in Revolving Commitments and Prepayments.

                  (a) Voluntary Reduction in Revolving Commitments. The Borrower may from time to time permanently reduce the aggregate amount of the Revolving Commitments in whole or in part without premium or penalty except as provided in Section 2.14 upon three (3) Business Days' prior written notice to the Administrative Agent; provided that after giving effect to any such voluntary reduction the sum of the Revolving Loans then outstanding plus LOC Obligations shall not exceed the Aggregate Revolving Committed Amount, as reduced. Partial reductions in the aggregate Revolving Commitment shall in each case be in a minimum aggregate amount of $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (b) Mandatory Reductions in Revolving Commitments and Mandatory Prepayments.

                           (i) Net Sales Proceeds. The Borrower shall make a
                  prepayment of the Revolving Loans in an amount equal to 100% of the Net Sales Proceeds from Asset Dispositions or any Recovery Event in excess of $1,000,000, determined on a cumulative basis beginning on the Amendment Effective Date and continuing during the term of this Agreement, which are not reinvested by the Borrower and the Restricted Subsidiaries, with respect to Net Sales Proceeds of Asset Dispositions, in businesses permitted to be engaged in by the Borrower and the Restricted Subsidiaries pursuant to Section 6.4 and, with respect to Net Sales Proceeds from Recovery Events, to repair or replace the assets which gave rise to the Recovery Event, within 270 days after the applicable date of disposition. Any prepayment of Net Sales Proceeds required by this clause (i) shall be made on or prior to the date 270 days from the date of the applicable Asset Disposition or Recovery Event and shall be applied to the outstanding principal balance of the Revolving Loans. Notwithstanding the foregoing, upon the occurrence and during the continuation of an Event of Default, all such Net Sales Proceeds which have not been reinvested by the Borrower and the Restricted Subsidiaries in businesses permitted to be engaged in by the Borrower and the Restricted Subsidiaries pursuant to Section 6.4 shall be prepaid immediately.

                           (ii) Debt Issuances; Equity Issuances. Immediately
                  upon receipt by the Borrower of cash proceeds from any Debt Issuance (other than any Debt Issuance relating to Indebtedness permitted by Section 6.1) or Equity Issuance, the Borrower shall make a prepayment of the Revolving Loans in an amount equal to such proceeds.

                           (iii) Mandatory Prepayment on Revolving Loans. If at
                  any time the aggregate amount of Revolving Loans then outstanding plus LOC Obligations shall exceed the Aggregate Revolving Committed Amount, as reduced from time to time, the Borrower shall immediately make payment on the Revolving Loans and (after all Revolving Loans have been repaid) cash collateralize the LOC Obligations in an amount sufficient to eliminate the deficiency. Any such payments shall be applied first to Base Rate Loans and then to LIBOR Rate Loans in direct order of their Interest Period maturities.

                           (iv) Mandatory Reduction of Revolving Commitments.
                  The Revolving Committed Amount shall be automatically permanently reduced by the amount of any mandatory prepayment required pursuant to clause (i) or (ii) of this Section 2.6(b).

                  (c) Voluntary Prepayments. Revolving Loans may be prepaid in whole or in part without premium or penalty; provided that (i) LIBOR Rate Loans may be prepaid other than at the end of the Interest Period applicable thereto only upon payment of amounts owing under Section
         2.14 and only then on three (3) Business Days' prior written notice to the Administrative Agent, (ii) Base Rate Loans may be prepaid on one
         (1) Business Day's prior written notice to the Administrative Agent if such notice is received by 11:00 A.M. (Charlotte, North Carolina time) on the Business Day prior to the date of prepayment, and (iii) each such partial prepayment shall be in a minimum aggregate principal amount of $1,000,000, in the case of Base Rate Loans, and integral multiples of $100,000 in excess thereof, and $1,000,000, in the case of LIBOR Rate Loans, and integral multiples of $100,000 in excess thereof. Amounts prepaid on the Revolving Loans may be reborrowed in accordance with the provisions hereof.

                  (d) Notice. The Borrower will provide notice to the Administrative Agent of any prepayment by 11:00 A.M. (Charlotte, North Carolina time) one or three Business Days prior to the date of prepayment as specified herein.

         2.7      Fees.

                  (a) Commitment Fee. In consideration of the Revolving Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders a commitment fee (the "Commitment Fee") for each calendar quarter (or portion thereof) during the Commitment Period, computed at the rate of 0.50% per annum on the average daily amount by which the Aggregate Revolving Committed Amount exceeds the aggregate principal amount of Revolving Loans outstanding and LOC Obligations outstanding (for the subject calendar quarter). Notwithstanding the foregoing, in the event that the aggregate principal amount of Revolving Loans outstanding and LOC Obligations outstanding constitutes less than 50% of the Aggregate Revolving Committed Amount, then during the portion of the subject calendar quarter that the aggregate principal amount of Revolving Loans outstanding and LOC Obligations outstanding constitutes less than 50% of the Aggregate Revolving Committed Amount, the Commitment Fee shall be computed at the rate of 0.625% per annum on the average daily amount by which the Aggregate Revolving Committed Amount exceeds the aggregate principal amount of Revolving Loans outstanding and LOC Obligations outstanding (for the subject calendar quarter). The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December (commencing March 31, 2001) and on the Termination Date.

                  (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Issuing Lender a fee (the "Letter of Credit Fee") equal to the Applicable Interest Rate Percentage per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. In addition to such Letter of Credit Fee, the Issuing Lender may charge, and retain for its own account without sharing by the other Lenders, an additional facing fee of one-fourth of one percent (1/4%) per annum on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Issuing Lender shall promptly pay over to the Administrative Agent for the ratable benefit of the Lenders (including the Issuing Lender) the Letter of Credit Fee. The Letter of Credit Fee shall be payable quarterly in arrears not later than five (5) Business Days following the last day of each calendar quarter for the prior calendar quarter.

                  (c) Issuing Lender Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (b) hereof, the Borrower shall pay to the Issuing Lender for its own account without sharing by the other Lenders the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, the Letters of Credit (collectively, the "Issuing Lender Fees").

         2.8      Computation of Interest and Fees.

                  (a) Interest payable hereunder with respect to LIBOR Rate Loans shall be calculated on the basis of a year of 360 days for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 365/6 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Revolving Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

         2.9      Pro Rata Treatment and Payments.

         Each borrowing of Revolving Loans and any reduction of the Revolving Commitments shall be made pro rata according to the respective Revolving Commitment Percentages of the Lenders. Each payment under this Agreement or any Revolving Note shall be applied, first, in the case of a payment on the Revolving Notes (or in respect of the Revolving Loans), to any fees then due and owing by the Borrower pursuant to subsection 2.7, second, to interest then due and owing in respect of the Revolving Notes of the Borrower and, third, to principal then due and owing hereunder and under the Revolving Notes of the Borrower. Except as otherwise provided herein, each payment on account of any fees pursuant to subsection 2.7 shall be made pro rata to the Lenders in accordance with the respective amounts due and owing (except as to the Issuing Lender Fees). Each payment by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective amounts due and owing. Each prepayment on account of principal of the Revolving Loans shall be applied to such of the Revolving Loans as the Borrower may designate (to be applied pro rata among the Lenders); provided, that prepayments made pursuant to subsection 2.10(a) or 2.12 shall be applied in accordance with such subsection. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in subsection 2.15(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent's office specified in Schedule 9.2 in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         2.10     Non-Receipt of Funds by the Administrative Agent.

                  (a) Unless the Administrative Agent shall have been notified by a Lender prior to the date a Revolving Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's Revolving Commitment Percentage of such borrowing, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Revolving Commitment Percentage of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is
         360. If such Lender's Revolving Commitment Percentage is not in fact made available to the Administrative Agent by such Lender within two
         (2) Business Days of such Borrowing Date, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

                  (b) Unless the Administrative Agent shall have been notified by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount made available to such Lender by the Administrative Agent pursuant to this paragraph (b), times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date on which such amount was made available to such Lender to the date on which such amount shall have been repaid to the Administrative Agent by such Lender and become immediately available to the Administrative Agent and the denominator of which is 360.

                  (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this subsection shall be conclusive in the absence of manifest error.

         2.11     Inability to Determine Interest Rate.

         Notwithstanding any other provision of this Agreement, if (i) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for such Interest Period, or (ii) the Majority Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested be outstanding as a Eurodollar Tranche during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Base Rate Loans and any Revolving Loans that were requested to be converted into or continued as LIBOR Rate Loans shall be converted into Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Revolving Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.

         2.12     Illegality

         Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof, in each case occurring after the Closing Date, by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law to Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this subsection including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

         2.13     Requirements of Law.

                  (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof:

                           (i) shall subject such Lender to any tax of any kind
                  whatsoever with respect to any Letter of Credit, any participation therein or any application relating thereto, or any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by subsection 2.15 (including any taxes imposed by reason of any failure of such Lender to comply with its obligations under subsection 2.15(b)), or changes in the rate of tax on the net income, or franchise tax, of such Lender);

                           (ii) shall impose, modify or hold applicable any
                  reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                           (iii) shall impose on such Lender any other condition
                  (excluding any tax of any kind whatsoever);

         and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Loans or the Letters of Credit or the participations therein or to reduce any amount receivable hereunder or under any Revolving Note, then, in any such case, the Borrower shall promptly pay such Lender, within 15 days after its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit or participations therein. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, describing in reasonable detail the nature of such event and a reasonably detailed explanation of the calculation thereof, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

                  (b) If any Lender shall have reasonably determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof as a consequence of its obligations hereunder or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof as a consequence of its obligations hereunder does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this subsection submitted by a Lender (which certificate shall include a description in reasonable detail of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.

                  (c) Notwithstanding anything to the contrary contained herein, the Borrower shall not have any obligation to pay to any Lender amounts owing under this subsection 2.13 for any period which is more than 180 days prior to the date (but not in any event prior to the Closing Date) upon which the request for payment therefor is delivered to the Borrower.

                  (d) The agreements in this subsection shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

         2.14     Indemnity.

         The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur (other than as a result of such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any LIBOR Rate Loan by such Lender in accordance with the terms hereof, (b) default by the Borrower in accepting a LIBOR Rate Loan after the Borrower has given a notice in accordance with the terms hereof, (c) default by the Borrower in making any prepayment of a LIBOR Rate Loan after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a LIBOR Rate Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case equal to (i) the amount of interest which would have accrued on the amount so prepaid, or not so paid, borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to pay, borrow, convert or continue, the Interest Period that would have commenced on the date of such failure), in each case at the applicable rate of interest for such Loans provided for herein (excluding the

Applicable Interest Rate Percentage included therein), over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any additional amounts payable pursuant to this subsection submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive termination of this Agreement and payment of the Revolving Notes and all other amounts payable hereunder.

         2.15     Taxes.

                  (a) All payments made by the Borrower hereunder or under any Revolving Note will be, except as provided in Section 2.15(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding (i) any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein and (ii) any franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or its applicable lending office is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any such Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to applicable law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. Except as provided in this
         Section 2.l5, the Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

                  (b) Each Lender or Participant that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender or Participant that is an assignee or transferee of an interest under this Agreement pursuant to Section 9.6 (unless the respective Lender or Participant was already a Lender or Participant hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender or Participant is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying such Lender's or Participant's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender or Participant is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, either Internal Revenue Service Form 1001 or 4224 as set forth in clause (i) above, or (x) a certificate substantially in the form of
         Schedule 2.15 (any such certificate, a "2.15 Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying such Lender's or Participant's entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender and Participant agrees that it will deliver upon the Borrower's request (or upon such Lender's or Participant's becoming aware that any version is no longer accurate) updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender or Participant to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.15(a), but subject to the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender or Participant which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender or Participant has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to
         Section 2.15(a) hereof to gross-up payments to be made to a Lender or Participant or otherwise indemnify such Lender or Participant in respect of Taxes imposed by the United States if (I) such Lender or Participant has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this
         Section 2.15(b) or (II) in the case of a payment, other than interest, to a Lender or Participant described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.15 but subject in any event to clause (y)(I) in the immediately preceding sentence, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.15(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by them as described in the immediately preceding sentence as a result of any changes after the Closing Date (or, in the case of an assignee or transferee, after the date such assignee or transferee became a Lender or Participant hereunder) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.

                  (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material unless in the case of costs the Borrower has agreed to reimburse such Lender for such costs.

                  (d) If the Borrower pays any additional amount pursuant to this subsection 2.15 with respect to a Lender or Participant, such Lender or Participant shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender or Participant shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender or Participant receives such a refund or credit, such Lender or Participant shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender or Participant as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower's payments to such Lender pursuant to this subsection 2.15, then such Lender or Participant shall upon request provide a certification that such Lender or Participant has not received a refund or credit for such payments. Nothing contained in this subsection 2.15 shall require a Lender or Participant to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this subsection 2.15 to the Borrower or any other party.

                  (e) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Revolving Notes and all other amounts payable hereunder.

         2.16     Replacement of Agent.

         If any Lender becomes a Defaulting Lender, if any Lender delivers a notice pursuant to Section 2.12, 2.13 or 2.15 or if any Lender fails to consent to a waiver or amendment which requires the consent of each of the Lenders (hereinafter any such Lender shall be referred to as a "Replaced Lender"), then in such case, the Borrower may, upon at least five (5) Business Days' notice to the Administrative Agent and such Replaced Lender, designate a replacement lender (a "Replacement Lender") acceptable to the Administrative Agent in its reasonable discretion, to which such Replaced Lender shall, subject to its receipt (unless a later date for the remittance thereof shall be agreed upon by the Borrower and the Replaced Lender) of all amounts owed to such Replaced Lender hereunder, assign all (but not less than all) of its rights and obligations hereunder. Upon any assignment by any Lender pursuant to this
Section 2.16 becoming effective, the Replacement Lender shall thereupon be deemed to be a "Lender" for all purposes of this Agreement and such Replaced Lender shall thereupon cease to be a "Lender" for all purposes of this Agreement and shall have no further rights or obligations hereunder (other than pursuant to Sections 2.12, 2.13, 2.15 and 9.5 while such Replaced Lender was a Lender).

         2.17     Indemnification; Nature of Issuing Lender's Duties.

                  (a) In addition to its other obligations under Section 2.2, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Government Acts").

                  (b) As between the Borrower and the Issuing Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of, or any drawing under, any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

                  (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put the Issuing Lender under any resulting liability to the Borrower. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Governmental Authority. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                  (d) Nothing in this Section 2.17 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.2(d) hereof. The obligations of the Borrower under this Section 2.17 shall survive the termination of this Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

                  (e) Notwithstanding anything to the contrary contained in this
         Section 2.17, the Borrower shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender arising out of the gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction.


         SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make the Extensions of Credit herein provided for, the Borrower hereby represents and warrants to the Administrative Agent and to each Lender that:

         3.1      Financial Condition.

         The financial statements provided to the Administrative Agent and the Lenders, consisting of, an audited balance sheet of the Borrower dated as of December 31, 2000, together with related statements of income and retained earnings and statements of cash flows, audited by KPMG, LLP, copies of which have heretofore been provided to each of the Lenders, are complete and correct in all material respects and present fairly in all material respects the financial condition and results from operations of the entities and for the periods specified, except as noted therein and in the report of the accountants.

         3.2      No Change.

         Since December 31, 2000 there has been no development or event which has had a Material Adverse Effect.

         3.3      Existence; Compliance with Law.

         Each of the Borrower and each Restricted Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited liability company, corporate or partnership power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign limited liability company, corporation or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

         3.4      Power; Authorization; Enforceable Obligations.

         Each of the Borrower and each Guarantor has full power and authority and the legal right to make, deliver and perform the Credit Documents to which it is party and has taken all necessary limited liability company, corporate or partnership action to authorize the execution, delivery and performance by it of the Credit Documents to which it is party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of any Credit Document by the Borrower or any Guarantor (other than those which have been obtained) or with the validity or enforceability of any Credit Document against the Borrower or any Guarantor (except such filings as are necessary in connection with the perfection of the Liens created by such Credit Documents). Each Credit Document to which the Borrower or any Guarantor is a party has been duly executed and delivered on behalf of the Borrower or any Guarantor. Each Credit Document to which it is a party constitutes a legal, valid and binding obligation of the Borrower or any Guarantor enforceable against the Borrower or any Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         3.5      No Legal Bar; No Default.

         The execution, delivery and performance of the Credit Documents, the borrowings thereunder and the use of the proceeds of the Revolving Loans and of the Letters of Credit will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any Guarantor (except those as to which waivers or consents have been obtained), and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower or any Guarantor pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Credit Documents. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         3.6      No Material Litigation.

         Except as set forth in Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against Borrower or any Restricted Subsidiary or against any of the respective properties or revenues of the Borrower or any Restricted Subsidiary (a) with respect to the Credit

Documents, any Revolving Loan or any Letter of Credit or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

         3.7      Investment Company Act.

         Neither the Borrower nor any Restricted Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         3.8      Federal Regulations.

         No part of the proceeds of any Revolving Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

         3.9      ERISA.

         Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code, except to the extent that any such occurrence or failure to comply would not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period which would reasonably be expected to have a Material Adverse Effect. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which, as determined in accordance with GAAP, would reasonably be expected to have a Material Adverse Effect. Neither the Borrower, any Restricted Subsidiary nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Plan which would reasonably be expected to have a Material Adverse Effect.

         3.10     Environmental Matters.

         Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

                  (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower and the Restricted Subsidiaries (the "Properties") do not use, store, generate, dispose of or handle any Materials of Environmental Concern in amounts or concentrations which (i) constitute a violation of or (ii) could give rise to liability under, any Environmental Law.

                  (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower (the "Business").

                  (c) Neither the Borrower nor any Restricted Subsidiary has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge that any such notice is being threatened.

                  (d) To the best knowledge of the Borrower, all Materials of Environmental Concern have been generated, treated, stored or disposed of at, on or under any of the Properties in accordance with applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the best of the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Restricted Subsidiary is or will be named as a party with respect to the Properties or the Business or any facility that has received materials of environmental concern generated by the Borrower, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                  (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties arising from or related to the operations of the Borrower or any Restricted Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

         3.11     Purpose of Loan.

         The proceeds of the Revolving Loans will be used for general corporate and working capital purposes (including Capital Expenditures and acquisitions permitted pursuant to the terms hereof).

         3.12     Subsidiaries.

         Set forth on Schedule 3.12 is a complete and accurate list of all Subsidiaries of the Borrower and of Holdings LLC as of the Amendment Effective Date. As of the Amendment Effective Date, information on the attached Schedule includes state of organization; the number of shares of each class of capital stock or partnership or other equity interests (identified by type) outstanding; the number and percentage of outstanding shares of each class of stock or percentage of ownership interest; and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. The outstanding capital stock and partnership and other equity interests of all such Subsidiaries are validly issued, fully paid and non-assessable and are owned, free and clear of all Liens (other than those arising under or contemplated in connection with the Credit Documents). As of the Amendment Effective Date, except as set forth on Schedule 3.12, there are no outstanding options or other rights pertaining to the partnership or other equity interests of the Borrower or Holdings LLC, and no voting trusts, shareholders' or partners' agreements (other than the operating or partnership agreements relating to the formation, organization, operation and governance of the partnerships or limited liability companies, copies of which have been provided to the Administrative Agent and the Lenders) or similar agreement affecting either ownership of or the right to vote such partnership interests.

         3.13     Intellectual Property Rights.

         The Borrower and the Restricted Subsidiaries own or have the right to use, subject to any of their obligations under any valid and binding license agreement, the Intellectual Property (as defined below) disclosed in Schedule
3.13 hereto, which represents all Intellectual Property individually or in the aggregate material to the conduct of the businesses of the Borrower and the Restricted Subsidiaries taken as a whole on the Amendment Effective Date. Except as disclosed in Schedule 3.13 hereto or where the failure shall not have a Material Adverse Effect, (i) the Borrower or a Restricted Subsidiary has the right to use the Intellectual Property disclosed in Schedule 3.13 hereto in perpetuity and without payment of royalties, (ii) all registrations with and applications to Governmental or Regulatory Authorities in respect of such Intellectual Property are valid and in full force and effect and are not subject to the payment of any taxes or maintenance fees or the taking of any other actions by the Borrower or a Restricted Subsidiary to maintain their validity or effectiveness, and (iii) there are no restrictions on the direct or indirect transfer of any Contractual Obligation, or any interest therein, held by the Borrower or any Restricted Subsidiary in respect of such Intellectual Property. Neither the Borrower nor any Restricted Subsidiary is in default (or with the giving of notice or lapse of time or both, would be in default) under any license to use such Intellectual Property the loss of which would reasonably be expected to have a Material Adverse Effect, to the best of the Borrower's and the Restricted Subsidiaries' knowledge such Intellectual Property is not being infringed by any third party the loss of which may have a Material Adverse Effect, and to the best of the Borrower and its Subsidiaries' knowledge neither the Borrower nor any Restricted Subsidiary is infringing any Intellectual Property of any third party the infringement of which would reasonably be expected to have a Material Adverse Effect. For purposes of this Section 3.13, "Intellectual Property" means patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, copyrights and copyright rights, including the right to sue for past infringement, licenses, proprietary information, designs, processes, inventions, software and related intellectual property rights and all pending applications for and registrations of any of the foregoing.

         3.14     No Burdensome Restrictions.

         No Requirement of Law or Contractual Obligation of the Borrower or any Restricted Subsidiary could reasonably be expected to have a Material Adverse Effect.

         3.15     Taxes.

         Except as set forth on Schedule 3.15 hereto, the Borrower and the Restricted Subsidiaries have filed, or caused to be filed, all material tax returns (Federal, state, local and foreign) required to be filed and paid all taxes shown thereon to be due (including interest and penalties) and have paid all other taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing (or necessary to preserve any Liens in favor of the Lenders) by them, except for such taxes (i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP. The Borrower is not aware of any proposed material tax assessments against it or any of the Restricted Subsidiaries.

         3.16     [Intentionally Omitted]

         3.17     No Interest in Real Estate.

         Other than the leasehold interests reflected on Schedule 3.17 and the ownership by the Borrower of certain real property in Tulsa, Oklahoma and Simi Valley, California, neither Borrower nor any Restricted Subsidiary has any interest in any real property.

         3.18     [intentionally omitted].

         3.19     Unrestricted Subsidiaries.

         No Unrestricted Subsidiary owns assets having a value of more than $100,000 and no Unrestricted Subsidiary engages in any active business activities.


         SECTION 4. CONDITIONS PRECEDENT

         4.1      Conditions to Amendment Effective Date.

         This Agreement shall become effective upon the satisfaction of the following conditions precedent:

                  (a) Execution of Agreement. The Administrative Agent shall have received (i) multiple counterparts of this Agreement for each Lender, executed by a duly authorized officer of each party hereto,
         (ii) for the account of each Lender a Revolving Note, (iii) multiple counterparts of the Guaranty for each Lender executed by each Guarantor, and (iv) multiple counterparts of the Security Agreement, the Pledge

         Agreements and other Security Documents for each Lender and UCC financing statements relating thereto executed by a duly authorized officer of each party thereto, in each case conforming to the requirements of this Agreement and executed by a duly authorized officer of the Borrower and the Guarantors, as applicable.

                  (b) Liability and Casualty Insurance. The Administrative Agent shall have received copies of insurance policies or certificates of insurance evidencing liability and casualty insurance meeting the requirements set forth herein or in the Security Agreement.

                  (c) Operating Company and Corporate Documents. The Administrative Agent shall have received the following:

                                            (i) Articles of Incorporation.
                  Copies of the certificate of formation, articles of organization, articles of incorporation or charter documents of the Borrower and each Guarantor certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its organization or incorporation.

                                            (ii) Resolutions. Copies of the
                  certified corporate resolutions and certificates of action of the action of the Borrower and the Guarantors approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a manager, secretary or assistant secretary as of the Amendment Effective Date to be true and correct and in full force and effect as of such date.

                                            (iii) Operating Agreement and
                  Bylaws. A copy of the operating agreement or the bylaws of the Borrower and the Guarantors certified by a manager, secretary or assistant secretary as of the Amendment Effective Date to be true and correct and in full force and effect as of such date.

                                            (iv) Good Standing. Copies of (i)
                  certificates of good standing, existence or its equivalent with respect to the Borrower and the Guarantors certified as of a recent date by the appropriate governmental authorities of the state of incorporation and each other state in which the failure to so qualify and be in good standing would have a material adverse effect on the business or operations of the Borrower and the Guarantors in such state and (ii) a certificate indicating payment of all corporate franchise taxes certified as of a recent date by the appropriate governmental taxing authorities.

                  (d) Secretary's Certificate. The Administrative Agent shall have received a certificate of a duly authorized secretary, assistant secretary, managing member or officer of each of the Borrower and the Guarantors dated the Amendment Effective Date, substantially in the form of Schedule 4.1(d) with appropriate insertions and attachments.

                  (e) Legal Opinion of Counsel. The Administrative Agent shall have received, with a copy for each Lender, opinions of various counsel for the Credit Parties, dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to Administrative Agent and the Lenders.

                  (f) Compliance and Solvency Certificates. The Administrative Agent shall have received from an Authorized Signatory (i) a compliance certificate substantially the form of Schedule 4.1(f)(i) demonstrating, among other things, the Borrower's compliance on a pro forma basis with the financial covenants set forth in Section 5.9 hereof and (ii) a solvency certificate substantially in the form of Schedule 4.1(f)(ii) demonstrating the solvency of the Borrower and the Guarantors.

                  (g) Fees. The Administrative Agent shall have received all fees, if any, owing pursuant to the Fee Letter.

                  (h) Corporate Structure. The company capital and ownership structure of the Borrower and the Guarantors shall be as described in
         Schedule 4.1(h).

                  (i) Government Consent. Receipt by the Administrative Agent of evidence that all governmental, shareholder and material third party consents (including Hart-Scott-Rodino clearance, to the extent necessary) and approvals necessary in connection with the transactions contemplated hereby and expiration of all applicable waiting periods without any action being taken by any authority that could reasonably be likely to restrain, prevent or impose any material adverse conditions on such transactions or that could reasonably be likely to seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the judgment of the Administrative Agent could reasonably be likely to have such effect.

                  (j) Litigation. There shall not exist any (i) order, decree, judgment, ruling or injunction which restrains the consummation of the transactions contemplated hereby or (ii) any pending or threatened action, suit, investigation or proceeding against a Credit Party that would have or would reasonably be expected to have a Material Adverse Effect.

                  (k)      [intentionally omitted].

                  (l) Financial Projections. The Borrower shall have furnished to the Lenders a five-year financial projection model in form and substance satisfactory to the Administrative Agent.

                  (m)      [intentionally omitted].

                  (n) Notice of Account Designation. The Borrower shall have executed and delivered to the Administrative Agent a Notice of Account Designation.

                  (o) Subsection 4.2 Conditions. The conditions specified in subsections 4.2(a) and (b) shall be satisfied on the Amendment Effective Date as if Loans were to be made on such date.

                  (p) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

         4.2      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         The obligation of each Lender to make any Extension of Credit hereunder (including the initial Revolving Loans to be made hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:

                  (a) Representations and Warranties. The representations and warranties made by the Credit Parties in the Credit Documents or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Extension of Credit as if made on and as of such date.

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

                  (c) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.2, all conditions set forth in such section shall have been satisfied.

         Each request for an Extension of Credit and each acceptance by the Borrower of an Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) and (b) have been satisfied.

         SECTION 5.  AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Revolving Commitments have terminated, no Revolving Note remains outstanding and unpaid, no Letter of Credit remains outstanding and the Revolving Loans, together with interest, Commitment Fees, Letter of Credit Fees and all other amounts owing to the Administrative Agent, the Issuing Lender or any Lender hereunder, are paid in full, the Borrower shall, and in the case of subsections 5.3, 5.4, 5.5, 5.6,
5.7 and 5.8 shall cause each of the Restricted Subsidiaries, to:

         5.1      Financial Statements.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and of cash flows of the Borrower and the Restricted Subsidiaries for such year, audited (as to the consolidated statements) by KPMG, LLP or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Majority Lenders, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification; and

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of the Borrower, a company-prepared consolidated and consolidating balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such period and related company-prepared statements of income and retained earnings and of cash flows for the Borrower and the Restricted Subsidiaries for such quarterly period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period or periods of (i) the preceding fiscal year and (ii) the annual budget plan (subject in each case to normal recurring year-end audit adjustments);

                  (c) Monthly Financial Statements. As soon as available and in any event within 45 days after the end of each month, a company-prepared consolidated and consolidating balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such month and related company-prepared statements of income and retained earnings and of cash flows for the Borrower and the Restricted Subsidiaries for such monthly period and for the portion of the fiscal year ending with such period, in each case in summary form and in each case setting forth in comparative form consolidated and consolidating figures for the corresponding period or periods of (i) the preceding fiscal year and (ii) the annual budget plan (subject in each case to normal recurring year-end audit adjustments);

                  (d) Annual Budget Plan. As soon as available, but in any event no more than 45 days after the end of each fiscal year, a copy of the detailed annual budget or plan for the next fiscal year set out by month, in form and detail reasonably acceptable to the Administrative Agent and the Majority Lenders, together with a summary of the material assumptions made in the preparation of the budget or plan;

all such consolidating statements to be as to the four operating divisions of the Borrowers and all such monthly and quarterly financial statements to fairly present in all material respects the financial condition and results from operations of the entities and for the periods specified (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Authorized Signatory, as the case may be, and disclosed therein) and further accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.

         5.2      Certificates; Other Information.

         Furnish to the Administrative Agent and each of the Lenders:

                  (a) Accountant's Certificate. Concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Authorized Signatory stating that, to the best of such Authorized Signatory's knowledge, the Borrower and the Restricted Subsidiaries during such period observed or performed in all material respects all of their covenants and other agreements, and satisfied in all material respects every material condition, contained in this Agreement to be observed, performed or satisfied by them, and that such Authorized Signatory has obtained no knowledge of any Default or Event of Default except as specified in such certificate and such certificate shall include the calculations required to indicate compliance with Section 5.9 and information as to Restricted Payments made in the applicable period in accordance with Section 6.12;

                  (c) Public Notices. Within thirty days after the same are sent, copies of all reports (other than those otherwise provided pursuant to subsection 5.1 and those which are of a promotional nature) and other financial information which the Borrower sends to its public stockholders or to the holders of any public Subordinated Debt, and within thirty days after the same are filed, copies of all financial statements and non-confidential reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) Other Information. Promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.

         5.3      Payment of Obligations.

         Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, in accordance with industry practice (subject, where applicable, to specified grace periods) all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Borrower or any Restricted Subsidiary, as the case may be.

         5.4      Conduct of Business and Maintenance of Existence.

         Preserve, renew and keep in full force and effect its company, corporate or partnership existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         5.5      Maintenance of Property; Insurance.

         Keep all material property useful and necessary in its business in reasonably good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies insurance on all its material property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

         5.6      Inspection of Property; Books and Records; Discussions.

         Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Administrative Agent or any Lender, the Administrative Agent at the Borrower's expense or any Lender at such Lender's expense to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and the Restricted Subsidiaries with officers and employees of the Borrower and the Restricted Subsidiaries and with their independent certified public accountants.

         5.7      Notices.

         Give notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of:

                  (a) within five Business Days after the Borrower knows of the occurrence of any material Default or Event of Default;

                  (b) promptly, any default or event of default under any Contractual Obligation of the Borrower or any Restricted Subsidiary which would reasonably be expected to have a Material Adverse Effect;

                  (c) promptly, any litigation, or any investigation or proceeding known to the Borrower, affecting the Borrower or any Restricted Subsidiary which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

                  (d) as soon as possible and in any event within 30 days after the Borrower knows: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan, provided that in each case in clause (i) and (ii) above, such event or condition could have a Material Adverse Effect; and

                  (e) promptly, any other development or event which would reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Authorized Signatory setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         5.8      Environmental Laws.

                  (a) Comply in all material respects with, and take reasonable actions to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable actions to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the failure to do or the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

                  (c) Defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any Restricted Subsidiary or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Revolving Notes and all other amounts payable hereunder.

         5.9      Financial Covenants.

         (a) Total Leverage Ratio. The Borrower will maintain, as of the end of each fiscal quarter to occur during the periods shown, a Total Leverage Ratio of not greater than:

                  Period                            Maximum Total Leverage Ratio
                  ------                            ----------------------------

Amendment Effective Date through December 31, 2001           5.0 to 1.0
January 1, 2002 and thereafter                               4.5 to 1.0

         (b) Senior Leverage Ratio. The Borrower will maintain, as of the end of each fiscal quarter to occur during the periods shown, a Senior Leverage Ratio of not greater than:


       Amendment Effective Date through December 31, 2000    3.0 to 1.0
       January 1, 2002 and thereafter                        2.5 to 1.0


         (c) Interest Coverage Ratio. The Borrower will maintain, as of the end of each fiscal quarter, an Interest Coverage Ratio of at least 2.0 to 1.0.

         (d) Fixed Charge Coverage Ratio. The Borrower will maintain, as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of at least 1.05 to 1.0.

         5.10     Covenants Regarding Patents, Trademarks and Copyrights.

         (a) The Borrower shall notify the Administrative Agent promptly if it knows or has reason to know that any application, letters patent or registration relating to any Patent or Trademark which is material to the business of the Borrower and the Restricted Subsidiaries taken as a whole may become abandoned, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court) regarding the Borrower's or such Restricted Subsidiary's ownership of any Patent or Trademark which is material to the business of the Borrower and the Restricted Subsidiaries taken as a whole, its right to patent or register the same, or to enforce, keep and maintain the same.

         (b) The Borrower shall notify the Administrative Agent promptly after it knows or has reason to know of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in any court) regarding any Copyright which is material to the business of the Borrower and the Restricted Subsidiaries taken as a whole, whether (i) such Copyright may become invalid or unenforceable prior to its expiration or termination, or (ii) the Borrower's or such Restricted Subsidiary's ownership of such Copyright, its right to register the same or to enforce, keep and maintain the same may become affected.

         (c)(i) The Borrower shall promptly notify the Administrative Agent of any filing by the Borrower or any Restricted Subsidiary, either itself or through any agent, employee, licensee or designee (but in no event later than the fifteenth day following such filing), of any application for the registration of any Copyright, Trademark or Patent with the United States Copyright Office or United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof.

         (ii) Concurrently with the delivery of quarterly and annual financial statements of the Borrower pursuant to Section 5.1 hereof, the Borrower shall provide the Administrative Agent and its counsel a complete and correct list of all Copyrights, Patents and Trademarks owned by the Borrower or any of the Restricted Subsidiaries that have not been set forth as annexes of such documents and instruments showing all filings and recordings for the protection of the security interest of the Administration Agent therein pursuant to the agreements of the United States Patent and Trademark Office or the United States Copyright Office.

         (iii) Upon request of the Administrative Agent, the Borrower shall execute and deliver any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in the Copyrights, Patents, Trademarks and the General Intangibles referred to in clauses (i) and (ii), including, without limitation, the goodwill of the Borrower or such Restricted Subsidiary, relating thereto or represented thereby (or such other Copyrights, Trademarks, Patents or the General Intangibles relating thereto or represented thereby as the Administrative Agent may reasonably request).

         (d) The Borrower will take all necessary actions, including, without limitation, in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain each letters patent for the Patents or registration of the Trademarks and Copyrights which are material to the business of the Borrower and the Restricted Subsidiaries taken as a whole, including, without limitation, payment of maintenance fees, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

         (e) In the event that any Trademark, Copyright or Patent is infringed, misappropriated or diluted by a third party, the Borrower shall notify the Administrative Agent promptly after it learns thereof and shall, unless the Borrower or the relevant Restricted Subsidiary, as the case may be, shall reasonably determine that such Trademark, Copyright or Patent is not material to the business of the Borrower and the Restricted Subsidiaries taken as a whole, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as the Borrower or such Restricted Subsidiary, as the case may be, shall reasonably deem appropriate under the circumstances to protect such Trademark , Copyright or Patent.

         5.11     Lender Fee, Etc.

         Pay to the Administrative Agent the annual Lender Fee and comply with the other agreements provided for in the Commitment Letter.

         5.12     Subsidiaries.

         In the event the Borrower or any Guarantor shall acquire or otherwise obtain any Subsidiary on or after the Closing Date, the Borrower shall promptly notify the Administrative Agent of the existence of such Subsidiary, shall provide the Administrative Agent with the information required by Section 3.12 with respect thereto, shall cause the ownership interests in such Subsidiary to be pledged to the Agent pursuant to a pledge agreement in form and substance similar to the Pledge Agreement and shall cause such Subsidiary to enter into and deliver to the Administrative Agent on behalf of the Lenders (i) a guaranty agreement with respect to the obligations of the Borrower under the Credit Documents, such guaranty agreement to be in form and substance reasonably acceptable to the Administrative Agent, and (ii) a security agreement in form and substance similar to the Security Agreement pursuant to which the Subsidiary shall pledge, assign and transfer, and grant to the Administrative Agent on behalf of the Lenders a first priority perfected security interest in all of its tangible and intangible properties and (iii) a pledge agreement pursuant to which such Subsidiary shall pledge all of the Capital Stock of each of the Subsidiaries now or hereafter owned by such Subsidiary. In connection therewith, the Borrower shall cause the Subsidiary to deliver to the Administrative Agent on behalf of the Lenders certified organizational documents, evidences of authority and opinion letters and to take such other action in connection therewith, including without limitation the filing of appropriate financing statements, as the Administrative Agent may reasonably require.

         5.13     Subsequently Acquired Real Property.

         In the event the Borrower or any Guarantor shall acquire any interest in real property on or after the Closing Date (other than the fee and leasehold interests set forth on Schedule 3.17 and the fee interest of the Borrower in the property located in Simi Valley referred to in Section 3.17), the Borrower or such Guarantor, as the case may be, shall enter into and deliver to the Administrative Agent on behalf of the Lenders a deed of trust or mortgage, together with evidences of authority and opinion letters, in form and substance reasonably acceptable to the Administrative Agent pursuant to which the Borrower or such Guarantor grants a deed of trust or mortgage to the Administrative Agent (or its trustee) on behalf of the Lenders in such real property interest free and clear of all Liens other than Permitted Liens. In connection therewith, the Borrower or such Guarantor shall deliver to the Administrative Agent such surveys, environmental reports and title insurance policies and take such other action in connection therewith, including without limitation the filing of appropriate fixture filings, as shall be reasonably required by the Administrative Agent.


         SECTION 6.  NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that on the Closing Date, and thereafter for so long as this Agreement is in effect and until the Revolving Commitments have terminated, no Revolving Note remains outstanding and unpaid, no Letter of Credit remains outstanding and the Revolving Loans, together with interest, Commitment Fees, Letter of Credit Fees and all other amounts owing to the Administrative Agent, the Issuing Lender or any Lender hereunder, are paid in full.

         6.1      Indebtedness.

         The Borrower will not, nor will it permit any Restricted Subsidiary to, contract, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness arising or existing under this Agreement and the other Credit Documents;

                  (b) Indebtedness existing as of the Amendment Effective Date as referenced in the financial statements referenced in Section 3.1 (and set out more specifically in Schedule 6.1(b)) and renewals, refinancings or extensions thereof in a principal amount not in excess of that outstanding as of the date of such renewal, refinancing or extension;

                  (c) unsecured intercompany Indebtedness among the Borrower and the Restricted Subsidiaries; provided, however, the sum of (A) the aggregate outstanding amount of such Indebtedness incurred by Non-Guarantor Restricted Subsidiaries pursuant to Section 6.1(c) plus
         (B) the aggregate amount of all sales, transfers, leases or other dispositions of property or assets to Non-Guarantor Restricted Subsidiaries pursuant to Section 6.5(a)(iii) plus (C) the aggregate amount of equity investments made in Non-Guarantor Restricted Subsidiaries pursuant to subsection (iii) of the definition of "Permitted Investments" shall not exceed $5,000,000 at any time;

                  (d) Subordinated Debt;

                  (e) other unsecured Indebtedness of up to $10,000,000 at any time outstanding incurred in connection with Permitted Acquisitions so long as the Borrower demonstrates to the reasonable satisfaction of the Administrative Agent that the Borrower will be in pro forma compliance with all of the terms and provisions of this Agreement after incurring any such Indebtedness; and

                  (f) other Indebtedness (including purchase money indebtedness) which does not exceed $5,000,000 in the aggregate at any time outstanding.

         6.2      Liens.

         The Borrower will not, nor will it permit any Restricted Subsidiary to, contract, create, incur, assume or permit to exist any Lien with respect to any of their respective property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

         6.3      Guaranty Obligations.

         The Borrower will not, nor will it permit any Restricted Subsidiary to, enter into or otherwise become or be liable in respect of any Guaranty Obligations (excluding specifically therefrom endorsements in the ordinary course of business of negotiable instruments for deposit or collection) other than (i) those in favor of the Lenders in connection herewith, (ii) Guaranty Obligations by the Borrower or any Restricted Subsidiary of other Indebtedness permitted under Section 6.1 (except, as regards Indebtedness under subsection (b) thereof, only if and to the extent such Indebtedness was guaranteed on the Closing Date) and (iii) other Guaranty Obligations which do not exceed $5,000,000 at any time outstanding.

         6.4      Lines of Business.

         The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, alter its line or lines of business activity if as a result thereof the Borrower and the Restricted Subsidiaries would not be predominantly engaged in the business of publishing through print and electronic media trade and business magazines, operating or providing services to trade and business expositions and conferences and providing marketing and information services and similar or related businesses.

         6.5      Consolidation, Merger, Sale or Purchase of Assets, etc.

         The Borrower will not, nor will it permit any Restricted Subsidiary to,

                  (a) dissolve, liquidate or wind up its affairs, sell, transfer, lease or otherwise dispose of all or any substantial part of its property or assets outside of the ordinary course of business or agree to do so at a future time except the following, without duplication, shall be expressly permitted:

                           (i)  Specified Sales;

                           (ii) the sale, transfer, lease or other disposition of property or assets not in the ordinary course of business (other than Specified Sales), where and to the extent that they are the result of a Recovery Event or otherwise and the net proceeds therefrom are used to repair or replace damaged property or to purchase or otherwise acquire new assets or property;

                           (iii) the sale, transfer, lease or other disposition of property or assets to the Borrower or any Restricted Subsidiary; provided, however, the sum of (A) the aggregate amount of such sales, transfers, leases or other dispositions to Non-Guarantor Restricted Subsidiaries plus (B) the aggregate outstanding amount of Indebtedness incurred by Non-Guarantor Restricted Subsidiaries pursuant to Section 6.1(c) plus (C) the aggregate amount of equity investments made in Non-Guarantor Restricted Subsidiaries pursuant to subsection (iii) of the definition of "Permitted Investments" shall not exceed $5,000,000 at any time; and

                           (iv) sales of Unrestricted Margin Stock for fair market value in cash (provided that notwithstanding anything contained herein to the contrary, the proceeds of such sales may only be invested in cash and Cash Equivalents).



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


         Provided no Default or Event of Default then exists, the Administrative Agent shall, without obtaining the consent of any Lender, release its lien on any collateral sold or otherwise transferred in accordance with this Section upon the consummation of such sale or transfer and upon the performance by the Borrower of all of its obligations hereunder on account of such sale or transfer.

         As used herein, "substantial part" shall mean business, property or assets which have contributed

                           (i)  10% or more, in any instance, or

                           (ii) 15% or more, when aggregated with all other such sales or dispositions which have occurred within a period of one year,

         of Consolidated Adjusted EBITDA for the four (4) consecutive fiscal quarters most recently ending prior to the date thereof; or

                  (b) purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials, property and equipment in the ordinary course of business, except as otherwise limited or prohibited herein), or enter into any merger or consolidation, except for (i) investments or acquisitions permitted pursuant to Section 6.6, (ii) acquisitions of types of businesses permitted to be engaged in by the Borrower and the Restricted Subsidiaries pursuant to Section 6.4 (the "Permitted Acquisitions") so long as with respect to the acquisition of each such business, (A) no Default or Event of Default then exists or would exist after giving effect thereto and (B) the Borrower demonstrates to the reasonable satisfaction of the Administrative Agent that the Borrower will be in pro forma compliance with all of the terms and provisions of this Agreement after giving effect thereto, (iii) the merger or consolidation of the Borrower or a Restricted Subsidiary into the Borrower or a Guarantor, or a sale, transfer or lease of all or a substantial part of the properties of the Borrower or any Restricted Subsidiary (at fair value) to, the Borrower or any Guarantor and (iv) the merger of any Person into the Borrower or any Guarantor, provided that the Borrower or any Guarantor shall be the surviving entity, and in any such case no Default or Event of Default would exist after giving effect thereto.

         6.6      Advances, Investments and Loans.

         The Borrower will not, nor will it permit any Restricted Subsidiary to, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person except for Permitted Investments.



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


         6.7      Transactions with Affiliates.

         Except (i) as permitted in subsection (iv) of the definition of Permitted Investments, and (ii) for the payments and issuances permitted by
Section 6.8 or 6.12, the Borrower will not, nor will it permit any Restricted Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder or Affiliate.

         6.8      Ownership of Subsidiaries.

         The Borrower will not, nor will it permit any Restricted Subsidiary to, create, form or acquire a Subsidiary other than any Subsidiary acquired or formed to acquire assets in connection with any Permitted Acquisition, provided such Subsidiary guarantees all of the obligations of the Borrower hereunder and pledges substantially all of its assets to secure such guarantee by way of execution of a Joinder Agreement in the form attached hereto as Schedule 6.8, and has its stock or other equity interests pledged to the Administrative Agent, all on terms reasonably satisfactory to the Administrative Agent. Further, the Borrower will not, nor will it permit any of the Restricted Subsidiaries to, issue, sell, transfer, pledge or otherwise dispose of any partnership interests, limited liability company interest, shares of capital stock or other equity or ownership interests ("Equity Interests") in themselves or in any of their Subsidiaries, except (i) Equity Interests that are issued, sold or transferred to the Borrower or a wholly-owned Subsidiary of the Borrower and (ii) in connection with a transaction permitted under Section 6.5.

         6.9      Fiscal Year.

         The Borrower will not, nor will it permit any Restricted Subsidiary to, change its fiscal year.

         6.10     [intentionally left blank].

         6.11     Prepayments of Indebtedness, etc.

         Neither the Borrower nor any of the Restricted Subsidiaries will (i) after the issuance thereof, amend or modify (or permit the amendment or modification of), if reasonably and materially adverse to the interests of the Lenders (including, without limitation, any acceleration or shortening of amortization of principal thereof, or modification of the terms of subordination relating thereto), any of the terms of any Total Funded Debt (other than any Indebtedness permitted by Section 6.1(e) or (f) or any Indebtedness hereunder),
(ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due) or exchange of any Total Funded Debt (other than any Indebtedness permitted by Section 6.1(e) or (f), any Indebtedness hereunder, any prepayment of Subordinated Debt with Net Sales Proceeds remaining after the Borrower has made all required prepayments hereunder or any refinancing of any issue of Subordinated Debt with any subsequent issue of Subordinated Debt and other than



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


the redemption or repurchase of up to $10,000,000 of the Subordinated Debt) or
(iii) make any regularly scheduled payment of Subordinated Debt in violation of the subordination provisions contained in the Subordinated Debt Documents.

         6.12     Restricted Payments.

         The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, make any Restricted Payment; provided, however, Holdings LLC or any Subsidiary of the Borrower may make Restricted Payments to the Borrower and any Subsidiary of Holdings LLC may make Restricted Payments to Holdings LLC; provided further, that notwithstanding any other restriction in this Section 6.12, (i) the Borrower may pay an annual monitoring fee of $90,000.00 to Veronis, Suhler & Associates Inc. or its Affiliates so long as no Event of Default shall then exist, (ii) the Borrower may reimburse Veronis, Suhler & Associates Inc. or its Affiliates, for out-of-pocket expenses incurred by Veronis, Suhler & Associates Inc. or its Affiliates in connection with its monitoring of the Borrower so long as no Event of Default shall then exist,
(iii) the Borrower may pay reasonable and customary investment banking fees to Veronis, Suhler & Associates, Inc. in connection with investment banking services rendered to the Borrower in connection with any sale or Permitted Acquisition or proposed sale or Permitted Acquisition which does not close and
(iv) so long as no Event of Default under Section 7(a) shall then exist, Holdings LLC may distribute from time to time such amounts to enable each direct or indirect member of Holdings LLC to pay any Federal, state or local income tax liability (based upon the maximum applicable tax rates) attributable to the inclusion in such member's individual income of his or its distributive share of the income and gain of Holdings LLC (irrespective of any losses any such member may otherwise have). The Borrower shall be permitted to pay to Fir Tree all or any portion of the amounts otherwise payable to Veronis, Suhler & Associates Inc. in accordance with subsections (i), (ii) and (iii) above. The compliance certificate provided pursuant to Section 5.2(b) will include a detailed computation of the portion of Restricted Payments relating to income taxes and a summary of the Restricted Payments made in the applicable period.

         6.13 Organizational Documents; Subordinated Debt Documents; LLC Preferred Stock.

         The Borrower will not, nor will it permit any of the Restricted Subsidiaries to, amend or otherwise modify their articles of limited partnership, limited liability limited partnership, incorporation, limited liability company or other similar organizational or charter document, or their limited partnership agreement, limited liability limited partnership agreement, limited liability company agreement, bylaws, operating agreement or other similar governing document or any of the Subordinated Debt Documents or the LLC Preferred Stock in a manner which is adverse to the interest of the Lenders, without the prior written consent of the Administrative Agent and the Majority Lenders, which consent will not be unreasonably withheld.

         6.14     [intentionally omitted].



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


         6.15     Unrestricted Subsidiaries.

         The Borrower shall not permit any Unrestricted Subsidiary to acquire any additional assets or to undertake any additional business activities (including the incurring of any Indebtedness).


         SECTION 7.  EVENTS OF DEFAULT

         Upon the occurrence of any of the following events:

                  (a) (i) The Borrower shall fail to pay any principal on any Revolving Note when due in accordance with the terms thereof or hereof;
         (ii) the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due in accordance with the terms hereof or (iii) the Borrower shall fail to pay any interest on any Revolving Note or LOC Obligation or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for three (3) days; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any Guarantor herein, in the Security Agreement or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

                  (c)      The Borrower or other Credit Party shall

                                                     (i) default in the due
                           performance or observance of subsections 5.7(a) or
                           (b) or Section 5.9, or

                                                     (ii) default in any
                           material respect in the observance or performance of any other term, covenant or agreement contained in this Agreement (other than as described in subsections 7(a) or 7(c)(i) above) or any of the other Credit Documents, and such default shall continue unremedied for a period of 30 days or more after the earlier of any executive officer of the Borrower becoming aware of such default or the receipt by the Borrower or such Credit Party of written notice from the Administrative Agent thereof; or

                  (d) The Borrower or any of the Restricted Subsidiaries shall
         (i) default in any payment of principal of or interest on any Indebtedness (other than the Revolving Notes and the LOC Obligations) in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and the Restricted Subsidiaries or in the payment of any matured Guarantee Obligation in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and the Restricted Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and the Restricted Subsidiaries or Guarantee Obligation in a principal amount outstanding of at least $1,000,000 in the aggregate for the Borrower and the Restricted Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                  (e) (i) The Borrower or any of the Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of the Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of the Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of the Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of the Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of the Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (f) One or more judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 45 days from the entry thereof; or

                  (g) (i) The Borrower, any Restricted Subsidiary or any Commonly Controlled Entity shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Single-Employer Plan or any Lien in favor of the PBGC or a Single-Employer Plan shall arise on the assets of the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Majority Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Borrower, any Restricted Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan; and in each case in clauses
         (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                  (h) (i) VS&A Communications Partners II, L.P., a Delaware limited partnership, together with its Affiliates shall fail at any time to own at least 51% of the voting interests in VS&A-T/SF, (ii) VS&A-T/SF together with its Affiliates, shall fail at any time to own at least 51% of the voting interests of the Borrower and at least 51% of the common interests of Holdings LLC, (iii) the Borrower shall fail to own the LLC Preferred Stock, (iv) the Borrower shall at any time fail to own 100% of the capital stock of each of its Subsidiaries which are Guarantors (with the exception that 5.052% of the capital stock of TISI Holdings, Inc. may be owned by certain of the former stockholders of TISI Holdings, Inc., United States Mutual Association, Inc., formerly USMA Holdings, Inc., Business Mutual Association of Mass., Inc., Stores Protective Association, Inc., Employers Screening Service, Inc. and Stores Mutual Association of Illinois, Inc.), (v) the Borrower shall at any time fail to own at least 51% of the voting interests in each Non-Guarantor Restricted Subsidiary, (vi) Holdings LLC shall at any time fail to own 100% of the capital stock or voting interests of each of its Subsidiaries, with the exception that that (A) approximately 7% of the membership interests in Galaxy Information Services, LLC, may be owned, in the aggregate, by two individual members, (B) 49% of the membership interests in Vegas People, LLC may be owned by Publishers Advisers International, Inc., and (C) 10% of the membership in GEM Communications, LLC may be owned by Casino Journal Publishing Group, Inc. or (vii) the occurrence of a Change of Control under any of the Subordinated Debt Documents; or

                  (i) Any other Credit Document shall fail to be in full force and effect or to give the Administrative Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby and such failure shall have a material adverse effect on the rights and remedies of the Administrative Agent or the Lenders thereunder (except to the extent any such failure is caused by the Administrative Agent and except as such documents may be terminated or no longer in force and effect in accordance with the terms thereof, other than those indemnities and provisions which by their terms shall survive);

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (e) above, automatically the Revolving Commitments and LOC Commitments shall immediately terminate and the Revolving Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including, without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and the Borrower shall immediately pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the written consent of the Majority Lenders, the Administrative Agent may, or upon the written request of the Majority Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Commitments to be terminated forthwith, whereupon the Revolving Commitments and the LOC Commitment shall immediately terminate; and (ii) with the written consent of the Majority Lenders, the Administrative Agent may, or upon the written request of the Majority Lenders, the Administrative Agent shall, by notice of default to the Borrower, declare the Revolving Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Revolving Notes to be due and payable forthwith, and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


         SECTION 8.  THE ADMINISTRATIVE AGENT

         8.1      Appointment.

         Each Lender hereby irrevocably designates and appoints First Union National Bank as the Administrative Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes First Union National Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         8.2      Delegation of Duties.

         The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to rely on advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint an Affiliate as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions. No such appointment shall relieve the Administrative Agent of its responsibilities hereunder.

         8.3      Exculpatory Provisions.

         Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Borrower of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower.

         8.4      Reliance by Administrative Agent.

         The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and (b) the Administrative Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Revolving Notes.

         8.5      Notice of Default.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to each of the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Majority Lenders, including, without limitation, exercise of remedies and initiation of litigation; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6      Non-Reliance on Administrative Agent and Other Lenders.

         Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Revolving Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7      Indemnification.

         The Lenders agree to indemnify the Administrative Agent in its capacity hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Revolving Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the termination of this Agreement and payment of the Revolving Notes and all other amounts payable hereunder.

         8.8      Administrative Agent in Its Individual Capacity.

         The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Revolving Loans made or renewed by it and any Revolving Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         8.9      Successor Administrative Agent.

         The Administrative Agent may resign or be removed as Administrative Agent upon 30 days' prior notice to the Borrower and the Lenders. The Administrative Agent may be removed by the written consent of the Majority Lenders. If the Administrative Agent shall resign or be removed as Administrative Agent under this Agreement and the Revolving Notes, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, or if the Majority Lenders cannot agree on a successor within 30 days from the notice of resignation by the Administrative Agent, the Administrative Agent may appoint a bank or trust company with capital and surplus of at least $500,000,000 as successor Administrative Agent within 30 days thereafter, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the



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Notes. After any retiring Administrative Agent's resignation or renewal as
Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. Resignation by the Administrative Agent shall become effective upon appointment of, and acceptance by, a successor Administrative Agent, or the passage of the applicable periods without appointment of a successor.


         SECTION 9.  MISCELLANEOUS

         9.1      Amendments, Waivers and Release of Collateral.

         Neither this Agreement, nor any of the Revolving Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this subsection nor may Collateral be released except as specifically provided herein or in the Security Agreement or in accordance with the provisions of this subsection. The Majority Lenders affected thereby may, or, with the written consent of the Majority Lenders affected thereby, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or (b) waive, on such terms and conditions as the Majority Lenders may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall (i) reduce the amount or extend the scheduled final date of maturity of any Revolving Loan, LOC Obligation or Revolving Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (other than interest at the increased post-default rate) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Revolving Commitment, in each case without the written consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of
Section 8 without the written consent of the then Administrative Agent, (iv) release all or substantially all of the collateral without the written consent of all of the Lenders except to the extent such releases are provided for in this Agreement or the other Credit Documents, or (v) release all or substantially all of the Guarantors from their obligations under the Guaranty without the written consent of all of the Lenders, except to the extent that such releases are provided for in this Agreement or the other Credit Documents; provided further, that no such amendment, waiver, supplement, modification or release affecting the rights or duties of the Issuing Lender under any Credit Document shall in any event be effective unless in writing and signed by the Issuing Lender, in addition to the Lenders required hereinabove to take such action. Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent, the Issuing Lender and all future holders of the Revolving Notes. In



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the case of any waiver, the Borrower, the Lenders, the Issuing Lender and the
Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Revolving Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         9.2      Notices.

         Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) on a Business Day between the hours of 10:00 A.M. and 7:00 P.M. (EST or EDT, as appropriate) (or on the following Business Day if sent after 7:00 P.M.) to the number set out herein, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or
(iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

To the Borrower:
                            The Official Information Company
                            250 West 57th, Suite 2421
                            New York, NY 10019
                            Attn: General Counsel
                            Fax:  212-247-0026
                            Tel:  212-247-5149

To the Administrative Agent:
                            First Union National Bank
                            201 S. College St., 23rd Floor
                            Charlotte, NC 28288-0680
                            Attn:  Agency Services
                            Fax:  704-383-0288
                            Tel:  704-383-3721

                            with a copy to:

                            First Union Securities, Inc.
                            301 S. College St., DC-5
                            Charlotte, NC 28288-0760
                            Attn:  Joe Mynatt
                            Fax:  704-374-4793
                            Tel:  704-383-9270



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


         9.3      No Waiver; Cumulative Remedies.

         No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4      Survival of Representations and Warranties.

         All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Revolving Notes and the making of the Revolving Loans, provided that all such representations and warranties shall terminate on the date upon which the Revolving Commitments have been terminated and all amounts owing hereunder and under any Revolving Notes have been paid in full.

         9.5      Payment of Expenses and Taxes.

         The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, the Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Revolving Notes and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel), and (c) on demand, to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent and their Affiliates harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other Documents and the use, or proposed use, of proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent or any Lender



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with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender, (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded such security holder or creditor solely in its capacity as such, (iii) legal proceedings commenced against the Administrative Agent or any Lender by any other Lender or the Administrative Agent or its participants or (iv) a breach of any of the Credit Documents by the Lenders. The agreements in this subsection shall survive repayment of the Revolving Loans, Revolving Notes and all other amounts payable hereunder.

         9.6      Successors and Assigns; Participations; Purchasing Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Revolving Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement or the other Credit Documents without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Revolving Loan owing to such Lender, any Revolving Note held by such Lender, any Revolving Commitment or LOC Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Revolving Note for all purposes under this Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final maturity of any Revolving Loan or Revolving Note in which such Participant is participating, or reduce the stated rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Revolving Commitment, LOC Commitment, Revolving Loan or Letter of Credit shall be permitted without consent of any Participant if the Participant's participation is not increased as a result thereof), (ii) except as otherwise expressly provided in a Credit Document, release all or substantially all of the collateral, or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that each Participant shall be entitled to the benefits of subsections 2.13, 2.14, 2.15 and 9.5 with respect to its participation in the Revolving Commitments and the Revolving Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell or assign to any Lender or any affiliate thereof with the consent of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Revolving Notes in minimum amounts of $5,000,000 (or, if less, the entire amount of such Lender's obligations) if the Purchasing Lender is not a Lender hereunder, or with no minimum amount if the Purchasing Lender is a Lender hereunder, pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof so long as no Event of Default has occurred and is continuing, by the Borrower and the Administrative Agent), and delivered to the Administrative Agent for its acceptance and recording in the Register. Each such assignment must be of a constant, not varying, percentage of all of such Lender's rights and obligations hereunder. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Revolving Commitment or LOC Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Revolving Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Revolving Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Revolving Note delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement a new Revolving Note to the order of such Purchasing Lender in an amount equal to the Revolving Commitment assumed by it pursuant to such Commitment Transfer



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


         Supplement and, unless the transferor Lender has not retained a Revolving Commitment hereunder, a new Revolving Note to the order of the transferor Lender in an amount equal to the Revolving Commitment retained by it hereunder. Such new Revolving Note shall be dated the Closing Date and shall otherwise be in the form of the Revolving Note replaced thereby. The Revolving Note surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "canceled".

                  (d) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Commitment of, and principal amount of the Revolving Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Revolving Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent (by the transferor Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement, and the Revolving Notes subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement; in each case subject to subsection 9.14.

                  (g) At the time of each assignment pursuant to this subsection
         9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.15 Certificate) described in subsection 2.15.



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


                  (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any Revolving Note) to any Federal Reserve Agent in accordance with applicable laws.

         9.7      Adjustments; Set-off.

                  (a) Each Lender agrees that if any Lender (a "benefited Lender") shall at any time receive any payment of all or part of its Revolving Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause
         (e) of Section 7, or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, whether arising hereunder, under the Revolving Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8      Table of Contents and Section Headings.

         The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

         9.9      Counterparts.

         This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         9.10     Severability.

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.11     Integration.

          This Agreement and the Revolving Notes represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

         9.12     Governing Law; Waivers of Jury Trial.

                  (a) This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Revolving Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of North Carolina.

                  (b) THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION



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


         OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

         9.13     Arbitration; Consent to Jurisdiction and Service of Process.

                  (a) Upon demand of any party hereto, whether made before or after institution of any judicial action, any dispute, claim or controversy arising out of or connected herewith or with the Credit Documents ("Disputes") shall be resolved by binding arbitration as provided herein. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions and claims arising herefrom or from Credit Documents executed in the future. Arbitration shall be conducted under the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, Mecklenburg County, North Carolina, or such other place as agreed to in writing by the parties. A judgment upon the award may be entered in any court having jurisdiction, and all decisions shall be in writing. The panel from which all arbitrators are selected shall be comprised of licensed attorneys having at least ten years' experience representing parties in secured lending transactions. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to Interest Protection Agreements.

                  (b) Notwithstanding the preceding binding arbitration provision, the Administrative Agent, on behalf of the Lenders, preserves certain remedies that may be exercised during a Dispute. The Administrative Agent, on behalf of the Lenders, shall have the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Credit Documents or under applicable law, (ii) all rights of self help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment and appointment of receiver, (iv) when applicable, a judgment by confession of judgment and (v) other remedies. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                  (c) By execution and delivery of this Agreement, each of the parties hereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, Mecklenburg County, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. Each of the parties hereto irrevocably agrees that all process in any such arbitration proceedings or otherwise may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth herein) or at such other address of which such party shall have been notified pursuant thereto, such



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         service being hereby acknowledged by each party hereto to be effective and binding service in every respect. Each party hereto irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law.

         9.14     Confidentiality.

         The Administrative Agent and each of the Lenders agrees that it will use reasonable and customary efforts not to disclose without the prior consent of the Borrower (other than to its employees, Subsidiaries, Affiliates, auditors or counsel or to another Lender) any information with respect to the Borrower and its Subsidiaries which is furnished pursuant to this Agreement, any other Credit Document or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential or as to which it is otherwise reasonably clear such information is not public, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this subsection 9.14, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or the OCC or similar organizations (whether in the United States or elsewhere) or their successors or the National Association of Insurance Commissioners, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, or (d) to any prospective Participant or assignee in connection with any contemplated transfer pursuant to Section 9.6, provided that such prospective transferee shall have been made aware of this
Section 9.14 and shall have agreed to be bound by its provisions as if it were a party to this Agreement.

         9.15     Acknowledgments.

         The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;

                  (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

                  (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

         9.16     Effectiveness; Binding Effect.

                  (a) This Agreement shall become effective when it shall have been executed by the Borrower, each of the Lenders and the Administrative Agent and thereafter this Agreement shall be binding upon and inure to the benefit of the Borrower, each of the Lenders and the Administrative Agent, together with their respective successors and assigns.

                  (b) This Agreement shall be a continuing agreement and shall remain in full force and effect until all Revolving Loans, Letters of Credit, interest, fees and other obligations have been paid in full and the Revolving Commitment and the LOC Commitment has been terminated. Upon termination, the Borrower shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any of the Lenders, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any of the Lenders in connection therewith shall be deemed included as part of the obligations.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


BORROWER:                                   THE OFFICIAL INFORMATION COMPANY


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------



SUBSIDIARY GUARANTORS:.....                 I.T.S. INFORMATION SERVICES, LLC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            TOIC HOLDINGS, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            TOIC HOLDINGS, LLC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            EXPO MAGAZINE, LLC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

                                            VEGAS PEOPLE, LLC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            ATWOOD PUBLISHING, LLC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            GEM COMMUNICATIONS, LLC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            GEM COMMUNICATIONS HOLDINGS, LLC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            CRIMESEARCH, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

                                            EXPOEXCHANGE, LLC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            RECORDS SEARCH, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            TISI HOLDINGS, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            UNITED STATES MUTUAL
                                            ASSOCIATION, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            BUSINESS MUTUAL ASSOCIATION OF
                                            MASS., INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

                                            STORES PROTECTIVE ASSOCIATION, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            EMPLOYERS SCREENING SERVICE, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            STORES MUTUAL ASSOCIATION OF
                                            ILLINOIS, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            STA UNITED, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                                            TOTAL INFORMATION SERVICES, INC


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------

                                            TOIC NEVADA, INC.


                                            By:
                                               -----------------------------
                                            Name:
                                                 ---------------------------
                                            Title:
                                                  --------------------------


                  [Signatures continued on the following page]

AGENT AND LENDERS:                       FIRST UNION NATIONAL BANK, individually
                                         in its capacity as a Lender and in its
                                         capacity as Agent

                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------

                                         THE BANK OF NEW YORK, as a Lender

                                         By:
                                            -----------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------